                                                                    Exhibit 4.10

                      INDEPENDENT WIRELESS ONE CORPORATION

                                CREDIT AGREEMENT

                          dated as of December 20, 1999

                                  $240,000,000

                                 Credit Facility


                              CHASE SECURITIES INC.

                       as Book Manager and Lead Arranger,

                      FIRST UNION NATIONAL BANK and PARIBAS

                           as Senior Managing Agents,

                             UBS AG, Stamford Branch

                             as Documentation Agent,

                                       and

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                       Page

SECTION 1.               DEFINITIONS ................................................      3
------------------------------------

     Section 1.1.        Defined Terms ..............................................      3
     ---------------------------------
     Section 1.2.        Other Definitional Provisions                                    29
     -------------------------------------------------

SECTION 2.               TERM LOANS .................................................     30
-----------------------------------

     Section 2.1.        Term Loans .................................................     30
     ------------------------------
     Section 2.2.        Repayment of Term Loans ....................................     30
     -------------------------------------------
     Section 2.3.        Use of Proceeds ............................................     30
     -----------------------------------
     Section 2.4.        Commitment Fees ............................................     30
     -----------------------------------

SECTION 3.               AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS ...........     31
-------------------------------------------------------------------------

     Section 3.1.        Revolving Credit Commitments ...............................     31
     ------------------------------------------------
     Section 3.2.        Commitment Fee .............................................     32
     ----------------------------------
     Section 3.3.        Proceeds of Revolving Credit Loans .........................     32
     ------------------------------------------------------
     Section 3.4.        Swing Line Commitment ......................................     32
     -----------------------------------------
     Section 3.5.        Issuance of Letters of Credit ..............................     33
     -------------------------------------------------
     Section 3.6.        Participating Interests ....................................     34
     -------------------------------------------
     Section 3.7.        Procedure for Opening Letters of Credit ....................     34
     -----------------------------------------------------------
     Section 3.8.        Payments in Respect of Letters of Credit ...................     34
     ------------------------------------------------------------
     Section 3.9.        Letter of Credit Fees ......................................     35
     -----------------------------------------
     Section 3.10.       Letter of Credit Reserves ..................................     35
     ---------------------------------------------
     Section 3.11.       Further Assurances .........................................     37
     --------------------------------------
     Section 3.12.       Obligations Absolute .......................................     37
     ----------------------------------------
     Section 3.13.       Assignments ................................................     37
     -------------------------------
     Section 3.14.       Participations .............................................     38
     ----------------------------------

SECTION 4.               GENERAL PROVISIONS APPLICABLE TO LOANS .....................     38
---------------------------------------------------------------

     Section 4.1.        Procedure for Borrowing ....................................     38
     -------------------------------------------
     Section 4.2.        Conversion and Continuation Options ........................     39
     -------------------------------------------------------
     Section 4.3.        Changes of Commitment Amounts ..............................     39
     -------------------------------------------------
     Section 4.4.        Optional and Mandatory Prepayments; Mandatory
     ------------------------------------------------------------------
                           Commitment Reductions; Repayments of Term Loans ..........     40
                           -----------------------------------------------
     Section 4.5.        Interest Rates and Payment Dates ...........................     45
     ----------------------------------------------------
     Section 4.6.        Computation of Interest and Fees ...........................     46
     ----------------------------------------------------
     Section 4.7.        Certain Fees ...............................................     46
     --------------------------------
     Section 4.8.        Inability to Determine Interest Rate .......................     46
     --------------------------------------------------------

     Section 4.9.        Pro Rata Treatment and Payments ....................................  47
     ---------------------------------------------------
     Section 4.10.       Illegality .........................................................  49
     ------------------------------
     Section 4.11.       Requirements of Law ................................................  50
     ---------------------------------------
     Section 4.12.       Indemnity ..........................................................  53
     -----------------------------
     Section 4.13.       Repayment of Loans; Evidence of Debt ...............................  53
     --------------------------------------------------------
     Section 4.14.       Replacement of Lenders .............................................  54
     ------------------------------------------

SECTION 5.               REPRESENTATIONS AND WARRANTIES .....................................  55
-------------------------------------------------------

     Section 5.1.        Financial Condition ................................................  55
     ---------------------------------------
     Section 5.2.        No Change ..........................................................  56
     -----------------------------
     Section 5.3.        Existence; Compliance with Law .....................................  56
     --------------------------------------------------
     Section 5.4.        Power; Authorization ...............................................  57
     ----------------------------------------
     Section 5.5.        Enforceable Obligations ............................................  57
     -------------------------------------------
     Section 5.6.        No Legal Bar .......................................................  57
     --------------------------------
     Section 5.7.        No Material Litigation .............................................  58
     ------------------------------------------
     Section 5.8.        Investment Company Act .............................................  58
     ------------------------------------------
     Section 5.9.        Federal Regulation .................................................  58
     --------------------------------------
     Section 5.10.       No Default .........................................................  58
     ------------------------------
     Section 5.11.       Taxes ..............................................................  59
     -------------------------
     Section 5.12.       Subsidiaries .......................................................  59
     --------------------------------
     Section 5.13.       Ownership of Property; Liens .......................................  59
     ------------------------------------------------
     Section 5.14.       ERISA ..............................................................  59
     -------------------------
     Section 5.15.       Collateral Documents ...............................................  60
     ----------------------------------------
     Section 5.16.       Copyrights, Patents, Permits, Trademarks and Licenses ..............  61
     -------------------------------------------------------------------------
     Section 5.17.       Environmental Matters ..............................................  61
     -----------------------------------------
     Section 5.18.       Accuracy and Completeness of Information ...........................  62
     ------------------------------------------------------------
     Section 5.19.       Holdings ...........................................................  63
     ----------------------------
     Section 5.20.       Year 2000 ..........................................................  63
     -----------------------------

SECTION 6.               CONDITIONS PRECEDENT ...............................................  63
---------------------------------------------

     Section 6.1.        Closing Date Conditions to Initial Loans and Letters of Credit .....  63
     ----------------------------------------------------------------------------------
     Section 6.2.        Effective Date Conditions to Initial Loans and Letters of Credit ...  67
     ------------------------------------------------------------------------------------
     Section 6.3.        Conditions to All Loans and Letters of Credit ......................  69
     -----------------------------------------------------------------

SECTION 7.               AFFIRMATIVE COVENANTS ..............................................  70
----------------------------------------------

     Section 7.1.        Financial Statements ...............................................  70
     ----------------------------------------
     Section 7.2.        Certificates; Other Information ....................................  71
     ---------------------------------------------------
     Section 7.3.        Payment of Obligations .............................................  73
     ------------------------------------------
     Section 7.4.        Conduct of Business and Maintenance of Existence; Compliance
     ---------------------------------------------------------------------------------
      with Laws .............................................................................  73
      ---------
     Section 7.5.        Maintenance of Property; Insurance .................................  74
     ------------------------------------------------------
     Section 7.6.        Inspection of Property; Books and Records; Discussions .............  74
     --------------------------------------------------------------------------
     Section 7.7.        Notices ............................................................  74
     ---------------------------

     Section 7.8.        Environmental Laws .......................................................................     76
     --------------------------------------
     Section 7.9.        Additional Collateral ....................................................................     76
     -----------------------------------------
     Section 7.10.       Business of Holdings .....................................................................     78
     ----------------------------------------

SECTION 8.               NEGATIVE COVENANTS .......................................................................     78
-------------------------------------------

     Section 8.1.        Indebtedness .............................................................................     79
     --------------------------------
     Section 8.2.        Limitation on Liens ......................................................................     81
     ---------------------------------------
     Section 8.3.        Limitation on Contingent Obligations .....................................................     82
     --------------------------------------------------------
     Section 8.4.        Prohibition of Fundamental Changes .......................................................     83
     ------------------------------------------------------
     Section 8.5.        Prohibition on Sale of Assets ............................................................     83
     -------------------------------------------------
     Section 8.6.        Limitation on Investments, Loans and Advances ............................................     85
     -----------------------------------------------------------------
     Section 8.7.        Capital Expenditures .....................................................................     87
     ----------------------------------------
     Section 8.8.        Interest Rate Agreements .................................................................     88
     --------------------------------------------
     Section 8.9.        Certain Financial Covenants ..............................................................     88
     -----------------------------------------------
     Section 8.10        Liabilities of Special Purpose Subsidiaries ..............................................     92
     ---------------------------------------------------------------
     Section 8.11.       Limitation on Dividends ..................................................................     92
     -------------------------------------------
     Section 8.12.       Transactions with Affiliates .............................................................     93
     ------------------------------------------------
     Section 8.13.       Limitation on Changes in Fiscal Year .....................................................     93
     --------------------------------------------------------
     Section 8.14.       Limitation on Lines of Business ..........................................................     93
     ---------------------------------------------------
     Section 8.15.       Amendments to Certain Documents ..........................................................     93
     ---------------------------------------------------
     Section 8.16.       Limitation on Payments and Amendments of Subordinated Debt ...............................     94
     ------------------------------------------------------------------------------

SECTION 9.               EVENTS OF DEFAULT ........................................................................     94
------------------------------------------

SECTION 10.              THE ADMINISTRATIVE AGENT; THE DOCUMENTATION AGENT AND THE ISSUING LENDER .................     98
-------------------------------------------------------------------------------------------------

     Section 10.1.       Appointment ..............................................................................     98
     -------------------------------
     Section 10.2.       Delegation of Duties .....................................................................     98
     ----------------------------------------
     Section 10.3.       Exculpatory Provisions ...................................................................     98
     ------------------------------------------
     Section 10.4.       Reliance by Administrative Agent .........................................................     98
     ----------------------------------------------------
     Section 10.5.       Notice of Default ........................................................................     99
     -------------------------------------
     Section 10.6.       Non-Reliance on Administrative Agent, Documentation Agent and Other Lenders ..............     99
     -----------------------------------------------------------------------------------------------
     Section 10.7.       Indemnification ..........................................................................    100
     -----------------------------------
     Section 10.8.       The Administrative Agent in Its Individual Capacity ......................................    100
     -----------------------------------------------------------------------
     Section 10.9.       Successor Administrative Agent ...........................................................    100
     --------------------------------------------------
     Section 10.10.      Issuing Lender as Issuer of Letters of Credit ............................................    101
     -----------------------------------------------------------------

SECTION 11.              MISCELLANEOUS ............................................................................    101
--------------------------------------
     Section 11.1.       Amendments and Waivers ...................................................................    101
     ------------------------------------------
     Section 11.2.       Notices ..................................................................................    103
     ---------------------------

 Section 11.3.       No Waiver; Cumulative Remedies ...............................................................    104
 --------------------------------------------------
 Section 11.4.       Survival of Representations and Warranties ...................................................    104
 --------------------------------------------------------------
 Section 11.5.       Payment of Expenses and Taxes ................................................................    104
 -------------------------------------------------
 Section 11.6.       Successors and Assigns; Participations and Assignments .......................................    106
 --------------------------------------------------------------------------
 Section 11.7.       Adjustments; Set-off .........................................................................    109
 ----------------------------------------
 Section 11.8.       Counterparts .................................................................................    110
 --------------------------------
 Section 11.9.       Governing Law; No Third Party Rights .........................................................    111
 --------------------------------------------------------
Section 11.10.       Submission to Jurisdiction; Waivers ..........................................................    111
--------------------------------------------------------
Section 11.11.       Releases .....................................................................................    111
-----------------------------
Section 11.12.       Interest .....................................................................................    112
-----------------------------
Section 11.13.       Special Indemnification ......................................................................    112
--------------------------------------------
Section 11.14.       Permitted Payments and Transactions ..........................................................    112
--------------------------------------------------------


     SCHEDULES

          Schedule I            List of addresses for Notices; Lending Offices;
                                  Commitment Amounts
          Schedule II           Pricing Grid
          Schedule 1.1          Pops
          Schedule 5.11         Taxes
          Schedule 5.12         Subsidiaries
          Schedule 5.13         Fee and Leased Properties
          Schedule 5.15(b)      UCC Filing Offices
          Schedule 5.16         Trademarks and Copyrights
          Schedule 8.1(a)       Existing Indebtedness
          Schedule 8.2(h)       Existing Liens

        Schedule 8.3(d)  Existing Contingent Obligations

        EXHIBITS

        EXHIBIT A        Form of Revolving Credit Note
        EXHIBIT B-1      Form of Tranche A Term Note
        EXHIBIT B-2      Form of Tranche B Term Note
        EXHIBIT C        Form of Swing Line Note
        EXHIBIT D        Form of Assignment and Acceptance
        EXHIBIT E        Form of Collateral Agreement
        EXHIBIT F-1      Form of Parent Guarantee
        EXHIBIT F-2      Form of Subsidiary Guarantee
        EXHIBIT G        Form of Pledge Agreement
        EXHIBIT H        Form of L/C Participation Certificate
        EXHIBIT I        Form of Swing Line Loan Participation Certificate
        EXHIBIT J        Form of Subsection 4.11(d)(2) Certificate
        EXHIBIT K-1      Form of Opinion of Gibson, Dunn & Crutcher LLP
        EXHIBIT L-1      Form of Borrower Closing Certificate
        EXHIBIT L-2      Form of Credit Parties Closing Certificate
        EXHIBIT M        Form of Consent and Agreement

                         CREDIT AGREEMENT, dated as of December 20, 1999, among
                    INDEPENDENT WIRELESS ONE CORPORATION, a Delaware corporation (the "Borrower"), the several lenders from time to time parties hereto (the "Lenders"), CHASE SECURITIES INC. ("CSI") as Book Manager and Lead Arranger (in such capacities, the "Book Manager" and "Lead Arranger"), FIRST UNION NATIONAL BANK ("First Union"), and Paribas ("Paribas") as Senior Managing Agents (First Union and Paribas, collectively, in such capacities, the "Senior Managing Agents"), UBS AG, Stamford Branch ("UBS") as Documentation Agent (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :

WHEREAS, the Borrower, Sprint Spectrum L.P. ("Sprint PCS") and certain affiliates of Sprint PCS have entered into an Asset Purchase Agreement, dated as of February 9, 1999 (together with any schedules and exhibits attached thereto, as amended, supplemented or otherwise modified from time to time, the "Asset Purchase Agreement"), pursuant to which the Borrower has agreed that it or its affiliates will purchase, and Sprint PCS has agreed that it will sell, Sprint PCS's existing wireless telecommunications infrastructure and customer base located in certain markets in the northeastern United States (the "Territory"), upon the terms and subject to the conditions set forth therein (the

"Acquisition");

WHEREAS, pursuant to a related Interim Services Agreement, dated as of December 20, 1999, between the Borrower and Sprint PCS, the Borrower has agreed to provide operational, management and maintenance services with respect to certain retail assets and certain network assets until, in each case, such assets are delivered to the Borrower pursuant to the terms and conditions of the Asset Purchase Agreement;

WHEREAS, pursuant to a related Management Agreement, dated February 9, 1999 (as amended, modified or supplemented, the "Management Agreement"), between the Borrower, Sprint PCS and certain of its affiliates, the Borrower has agreed to construct, operate and manage that portion of Sprint PCS's national CDMA-based PCS telecommunications network (the "Sprint PCS Network") in the Territory and develop and offer wireless products and services to customers in the Territory in affiliation with Sprint PCS;

WHEREAS, pursuant to the Management Agreement, and the Sprint PCS Services Agreement, the Sprint Spectrum Trademark and Service Mark License Agreement and the Sprint Trademark and Service Mark License Agreement, each dated as of February 9, 1999, by and between the Borrower, Sprint PCS and certain of its affiliates (as amended, modified or supplemented, collectively, the "License Agreements" and, together with the Asset Purchase Agreement, Interim Services Agreement and the Management Agreement, the "Sprint

Agreements") with Sprint PCS and its affiliates, the Borrower has been granted rights and licenses to utilize certain FCC licenses (the "Sprint Licenses") covering the Territory and certain trademarks and service marks owned by Sprint PCS or its affiliates;

WHEREAS, Investcorp S.A. and certain of its affiliates (collectively, the

"Sponsor") and certain other investors (together with the Sponsor, the "Investors") will purchase all the capital stock of IWO Holdings, Inc. ("Holdings"), a newly formed Delaware corporation (the "Formation");

WHEREAS, pursuant to a Founders Stock Exchange Agreement (the "Stock Exchange Agreement"), the existing shareholders (the "Existing Shareholders") of the Borrower will exchange (the "Stock Exchange" and, together with the Formation, the "Stock Transactions") all of the issued and outstanding shares of the Borrower for shares of Holdings;

WHEREAS upon consummation of the Stock Transactions, Holdings will own and control all the outstanding capital stock of the Borrower;

WHEREAS, in connection with the Acquisition and the buildout of the Sprint PCS Network in the Territory contemplated by the Management Agreement, (a) the Borrower will obtain the senior secured credit facilities provided for herein comprised of a $120,000,000 Tranche A Term Loan facility and a $50,000,000 Tranche B Term Loan facility and a $70,000,000 revolving credit facility; (b) the Borrower or Holdings will either (x)(i) issue senior subordinated discount notes (the "Senior Subordinated Notes") in a public offering or in a Rule 144A or other private placement for aggregate gross proceeds of at least approximately $100,000,000 or (ii) if the Borrower and Holdings are unable to issue the Senior Subordinated Notes on or before June 30, 2000, the Borrower or Holdings will borrow approximately $100,000,000 in senior subordinated loans from one or more lenders under a senior subordinated credit facility (such loans, together with any Exchange Notes or Fixed Rate Exchange Notes (each as defined in the Commitment Letter delivered pursuant to Section 6.1(q)) issued in exchange therefor, the "Subordinated Facility") or (y) prior to June 30, 2000, Holdings will issue shares of common stock (in addition to those issued in the Stock Transactions), in a registered public offering or private placement transaction, for cash proceeds of approximately $100,000,000 (the "Equity Offering") and contribute the net cash proceeds thereof to the Borrower; and (c) costs and expenses (the "Transaction Costs and Expenses") of approximately $36,000,000 incurred in connection with the Transactions (as defined below) will be paid. The Acquisition, the Stock Transactions and other transactions described in this paragraph and in the immediately preceding paragraph are collectively referred to herein as the "Transactions";

WHEREAS, the Borrower has requested the Lenders to make loans and other extensions of credit available to the Borrower (a) to enable the Borrower and its subsidiaries to finance a portion of the Acquisition and to pay fees and expenses in connection therewith, (b) to finance a portion of the buildout of the Sprint PCS Network in the Territory and (c) for general corporate purposes;

NOW, THEREFORE, the Borrower, the Administrative Agent, the Documentation Agent, the Senior Managing Agents and the Lenders agree as follows:

SECTION 1. DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

"Accepting Tranche B Lenders": as defined in subsection 4.4(f).

"Acquisition": as defined in the Recitals hereto.

"Additional Financing Event Condition": the Borrower shall have received at least $100,000,000 either (i) in borrowings from the Subordinated Facility, (ii) in gross cash proceeds from the issuance of the Senior Subordinated Notes or
(iii) in gross cash proceeds from the Equity Offering or from a combination thereof (after giving effect to any prepayments made with the proceeds thereof);

provided that the Subordinated Facility or the Senior Subordinated Notes, as the case may be (a) shall be subordinated to the obligations hereunder and under the Guarantees on terms and conditions satisfactory in all respects to the Administrative Agent, (b) shall mature on a date at least six months subsequent to the Tranche B Maturity Date, (c) shall not amortize prior to the Tranche B Maturity Date, (d) shall not require the payment of cash interest until five years from the initial issuance of the Senior Subordinated Notes or the Subordinated Facility, (whichever occurs first) (e) shall not contain covenants, events of default or prepayment events (but excluding call protection provisions) that are more restrictive than those contained in this Agreement (other than the covenant in the Subordinated Commitment Letter relating to investments in Special Purpose Subsidiaries) and (f) shall otherwise be on market terms and conditions or shall otherwise be issued and subordinated on the terms and conditions set forth in the Subordinated Commitment Letter.

"Adjustment Date": as defined in the definition of Applicable Margin.

"Administrative Agent": as defined in the Preamble hereto.

"Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a)above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

"Agents": the Administrative Agent, the Documentation Agent and the Senior Managing Agents.

"Aggregate Service Revenue": for any period, total consolidated customer revenues of the Borrower and its Subsidiaries less any portion of such revenues derived from equipment sales for such period.

"Agreement": this Credit Agreement, as amended, supplemented or modified from time to time.

"Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

"Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

"Applicable Margin": for Term Loans, Revolving Credit Loans and Swing Line Loans of the Types set forth below, the rate per annum set forth under the relevant column heading opposite such Loans below:

                                                Alternate
                                                Base Rate        Eurodollar
                                                Loans            Loans
                                                ----------       ----------
    Tranche A Term Loans:                       2.25%             3.25%
    Tranche B Term Loans:                       2.75%             3.75%
    Revolving Credit Loans:                     2.25%             3.25%
    Swing Line Loans:                           2.25%             Not applicable


; provided that, (x) prior to the first date on which financial statements are delivered by the Borrower to the Administrative Agent pursuant to Section 7.1 demonstrating positive Consolidated EBITDA for the period of four fiscal quarters most recently ended, the Applicable Margin with respect to Tranche A Term Loans, Tranche B Term Loans, Revolving Credit Loans and Swing Line Loans shall be reduced by 25 basis points if the Borrower shall have received at least $100,000,000 in gross cash proceeds from the Equity Offering prior to June 30, 2000; and (y) from and after first date on which financial statements are delivered by the Borrower to the Administrative Agent pursuant to Section 7.1 demonstrating positive Consolidated EBITDA for the period of four fiscal quarters most recently ended, the Applicable Margin with respect to Tranche A Term Loans, Revolving Credit Loans and Swing Line Loans will be adjusted on each Adjustment Date (as defined below) to the applicable rate per annum set forth in the pricing grid attached hereto as Schedule II based on the Leverage Ratio as determined from the relevant financial statements delivered pursuant to subsection 7.1. Changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which such financial statements are delivered to the Lenders (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided that (a) the Applicable Margin with respect to Tranche A Term Loans, Revolving Credit Loans and Swing Line Loans shall be initially the rate per annum set forth under the relevant column heading above; (b) if for any reason the financial statements required by subsection 7.1 are not timely delivered to the Lenders, (i) during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Applicable Margin shall be the Applicable Margin in effect immediately prior to the date such financial statements were due, and (ii) if such financial statements, when actually delivered, would have required an increase in the Applicable Margin over the Applicable Margin in effect immediately prior to the date such financial statements were due, the Borrower shall promptly following the delivery of such financial statements pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin been in effect from the date such financial statements were required to be delivered;
(c) any change in the Applicable Margin as a result of a change in the Leverage Ratio shall apply to all Loans for each day during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change in the Applicable Margin; and (d) if an Event of Default exists on any Adjustment Date or other date on which the Applicable Margin would otherwise be adjusted hereunder, the Applicable Margin shall in no event be reduced on such Adjustment Date or other date from the Applicable Margin in effect immediately prior to such Adjustment Date or other date until such Event of Default is cured or waived.

"Applicable Rate": a rate per annum equal to (i) 1.25% on each day when Usage is less than 33%, (ii) 1.00% per annum when Usage is equal to or greater than 33% but less than 66% and (iii) 0.75% per annum when Usage equals or exceeds 66%.

"Asset Purchase Agreement": as defined in the Recitals hereto.

"Asset Sale": any sale, sale-leaseback, or other disposition by Holdings, the Borrower or any of its Subsidiaries restricted by Section 8.5 of any of its property or assets, including the stock of any Subsidiary, except sales and dispositions permitted by subsections 8.5(a), (b), (c), (f) and (g).

"Assignee": as defined in subsection 11.6(c).

"Assignment and Acceptance": an assignment and acceptance substantially in the form of Exhibit D.

"Available Revolving Credit Commitment": as to any Lender, at a particular time, an amount equal to (a) the amount of such Lender's Revolving Credit Commitment at such time less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 3.1, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating the Revolving Credit Commitments pursuant to subsection 3.2 the amount referred to in this clause (ii) shall be zero, (iii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit issued by the Issuing Lender and (iv) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding amount of L/C Obligations; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

"Back to Back Preferred Stock": preferred stock issued by the Borrower to Holdings with terms substantially the same as the terms of any Subordinated Debt issued by Holdings so long as (i) such Subordinated Debt would have been permitted to be issued by the Borrower hereunder and (ii) such Preferred Stock
(x) provides for the payment of dividends only to the extent the Borrower would be permitted to pay interest on such Subordinated Debt and (y) can only be redeemed to the extent the Borrower would be permitted to repay the then outstanding amount of such Subordinated Debt at such time.

"Bankruptcy Code": Title I of the Bankruptcy Reform Act of 1978, as amended and codified at Title 11 of the United States Code.

"Board": the Board of Governors of the Federal Reserve System, together with any successor.

"Borrower": as defined in the Preamble hereto.

"Borrowing Date": any Business Day specified in a notice pursuant to (a) subsection 3.4 or 4.1 as a date on which the Borrower requests the Swing Line Lender or the Lenders to make Loans hereunder or (b) subsection 3.5 as a date on which the Borrower requests the Issuing Lender to issue a Letter of Credit hereunder.

"BTA" means a Basic Trading Area, as defined in 47 C.F.R. (S) 24.202.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Borrower and its Subsidiaries for such period but shall exclude (x) any expenditures made with the proceeds of condemnation or eminent domain proceedings affecting real property or with insurance proceeds, and (y) any expenditures made in connection with subsection 8.6(g) or (h); provided that any Capital Expenditures financed with the proceeds of any Indebtedness permitted hereunder (other than Indebtedness incurred hereunder) shall be deemed to be a Capital Expenditure only in the period in which, and by the amount which, any principal of such Indebtedness is repaid.

"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender or with any domestic (in the case of any investments, acquisitions or holdings by the Borrower or its Domestic Subsidiaries) commercial bank or trust company having capital and surplus in excess of $300,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from S&P or Moody's and in each case maturing within one year after date of acquisition; (e) investment funds investing 95% of their assets in securities of the type described in clauses (a) through (d) above, (f) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either S&P or Moody's and (g) indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

"Cash Interest Expense" for any period, (a) Consolidated Interest Expense for such period (excluding (i) fees payable on account of letters of credit, (ii) to the extent included in interest expense in accordance with GAAP, net costs associated with Interest Rate Agreements to which the Borrower is a party in respect of the Loans and other periodic bank charges and amortization of debt discount (including discount of liabilities and reserves established under APB
16) and (iii) interest expense in respect of costs of debt issuance and interest expense on customer deposits for such period) net of interest income, minus (b) the aggregate amount of pay-in-kind, accreted or other Consolidated Interest Expense for such period not involving any payment in cash.

"CD Assessment Rate": for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

"CD Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

"Change in Law": with respect to any Lender, the adoption of, or change in, any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the date hereof.

"Change of Control": shall be considered to have occurred if (i) at any time prior to an IPO by Holdings: Investcorp or any of its Affiliates (provided that, for purposes of this definition only, the reference to 25% in the definition of Affiliate contained in subsection 1.1 shall be deemed to be 51%) or Subsidiaries, any Person that is a member of the senior management of the Borrower or Holdings, or any entity the majority of the equity ownership interests of which is owned by such senior management of the Borrower or Holdings, shall cease to own, directly or indirectly, in the aggregate, at least 51% of the issued and outstanding voting stock of Holdings, free and clear of all Liens, (ii) at any time after an IPO by Holdings: if any Person (other than Investcorp, any of its Affiliates or Subsidiaries, any Person that is a member of the senior management of the Borrower or Holdings, any entity the majority of the equity ownership interests of which is owned by such senior management of the Borrower or Holdings or any Person acting in the capacity of an underwriter), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquire the power (x) to vote or direct the voting of 30% or more, on a fully diluted basis, of the outstanding common stock of Holdings, or (y) to elect or designate for election a majority of the Board of Directors of

Holdings by voting power, contract or otherwise or (iii) Holdings or any wholly-owned subsidiary thereof shall cease to own all of the outstanding Capital Stock of the Borrower.

"Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

"Code": the Internal Revenue Code of 1986, as amended from time to time.

"Collateral": all assets of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

"Collateral Agreement": the Collateral Agreement, substantially in the form of Exhibit E, to be made by the Borrower and its Subsidiaries from time to time parties thereto in favor of the Administrative Agent, for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

"Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Borrower, on behalf of the Borrower or a Subsidiary of the Borrower, in respect of obligations of the Borrower or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

"Commitment": as to any Lender at any time, such Lender's Swing Line Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and/or Revolving Credit Commitment; collectively, as to all the Lenders, the

"Commitments".

"Commitment Percentage": as to any Lender at any time, its Term Loan Commitment Percentage or its Revolving Credit Commitment Percentage, as the context may require.

"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Holdings or the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes Holdings or the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

"Communications Act": the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

"Consent and Agreement": the Consent and Agreement in the form of Exhibit M hereto.

"Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of Holdings and its Subsidiaries as at such date.

"Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of

Holdings and its Subsidiaries as at such date, excluding the current portion of long-term debt and the entire outstanding principal amount of the Revolving Credit Loans.

"Consolidated EBITDA": for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount, debt issuance, warrant and other equity issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Loans, letters of credit permitted hereunder, Financing Leases or the acquisition or repayment of any debt securities of the Borrower or its Subsidiaries permitted hereunder, and net costs associated with Interest Rate Agreements to which the Borrower is a party in respect of the Loans (including commitment fees and other periodic bank charges), (c) costs of surety bonds, (d) depreciation and amortization expense,
(e) amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps and the cost of non-competition agreements) and organization costs, (f) non-cash amortization of Financing Leases, (g) franchise taxes, (h) management fees paid as contemplated by subsection 11.14 and charges related to management fees prepaid in connection with the Acquisition, (i) all cash dividend payments (and non-cash dividend expenses) on any series of preferred stock, (j) any expenses incurred in connection with any merger, any acquisition or joint venture permitted herein, including, without limitation, the Transactions, (k) any other write-downs, write-offs, minority interests and other non-cash charges or expenses, (l) any non-cash restructuring charge or reserve, (m) expenses and charges related to any equity offering, (n) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, and (o) nonrecurring litigation or claim settlement charges or expenses; provided that (i) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the impact of foreign currency and hedging translations and transactions shall be excluded and
(iv) all other extraordinary or non-recurring gains, losses and charges shall be excluded.

"Consolidated Indebtedness": at a particular date, all Indebtedness other than Indebtedness described in clauses (b) or (c) of the definition of "Indebtedness" included in this subsection 1.1 of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

"Consolidated Interest Expense": for any period, the interest expense of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Financing Leases that are allocable to interest expense.

"Consolidated Net Income": for any period, net income of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP;

provided that: (i) the net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Borrower or a wholly-owned Subsidiary and (ii) the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination.

"Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Borrower in good faith.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

"Contributed Equity": at any time or for any period, the aggregate amount of cash which shall have been received by Holdings and contributed to the Borrower prior to such time or during such period as consideration for the issuance of Capital Stock of Holdings.

"Covered Pops": the aggregate number of Pops within each geographic area subject to the Sprint Agreements for which facilities owned, or operated under the Sprint Agreements, by the Borrower or its Subsidiaries that provide service to such geographic area have achieved substantial completion and are operating.

"Credit Documents": the collective reference to this Agreement, the Notes, the Security Agreements, the Mortgages, the Consent and Agreement and the Guarantees.

"Credit Parties": the collective reference to Holdings, the Borrower and each of its direct and indirect Subsidiaries other than any Foreign Subsidiaries of the Borrower.

"Debt Service": for any period, the sum of (a) Cash Interest Expense for such period plus (b) scheduled principal amortization of Total Debt for such period.

"Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Documentation Agent": as defined in the Preamble hereto.

"Dollars" and "$": refers to lawful money of the United States.

"Domestic Subsidiary": as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

"Domestic Entity": the Borrower and each Domestic Subsidiary directly or indirectly wholly-owned by the Borrower.

"ECF Percentage": with respect to any fiscal year of the Borrower, 50%.

"Effective Date": the date (which shall be on or prior to May 1, 2000) on which the conditions set forth in Section 6.1 and 6.2 are first satisfied and the Lenders make their initial Loans or the Issuing Lender issues the initial Letter of Credit.

"Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or requirements of law (including, without limitation, common law and the National Environmental Policy Act

("NEPA")), as now or may at any time hereafter be in effect, regulating or imposing liability or standards of conduct concerning, or otherwise relating to, the environment, worker health and safety or public health protection matters, including, without limitation, any such laws, rules, orders, regulations, ordinances, codes, decrees or requirements relating to the use, management, disposal, Release or threatened Release of Hazardous Materials.

"Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions, approvals and any other authorizations required under any Environmental Law.

"Equity Offering": as defined in the Preamble hereto.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

"Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

"Eurodollar Lending Office": as to any Lender the office of such Lender which shall be making or maintaining Eurodollar Loans.

"Eurodollar Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

"Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements

"Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) Consolidated EBITDA for such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of capital expenditures or acquisitions (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of Consolidated EBITDA for such fiscal year), (ii) the aggregate amount of payments of principal in respect of any Indebtedness during such fiscal year (other than any such payments of principal pursuant to subsections 4.4(b)(i), (ii), (iii) (to the extent the Net Proceeds from any such Asset Sale are not included in Consolidated EBITDA) and (iv)) or any such payments of principal in respect of any revolving credit facility to the extent that there is not an equivalent reduction in such facility), (iii) increases in working capital (calculated as Consolidated Current Assets at the end of such fiscal year minus Consolidated Current Liabilities as at the end of such fiscal year) of the Borrower and its Subsidiaries for such fiscal year (excluding any increase in cash or Cash Equivalents above an increase deemed in good faith by the Borrower to be necessary or desirable for the operation of the business of the Borrower and its Subsidiaries), (iv) cash interest expense (including fees paid in connection with letters of credit and surety bonds and commitment fees and other periodic bank charges) of the Borrower and its Subsidiaries, (v) the amount of taxes actually paid in cash by the Borrower and its Subsidiaries for such fiscal year either during such fiscal year or within a normal payment period thereof, (vi) to the extent added to Consolidated Net Income of the Borrower and its Subsidiaries in calculating Consolidated EBITDA for such fiscal year, the net cash cost of Interest Rate Agreements, franchise taxes and management fees,
(vii) the net income of any Subsidiary to the extent that such amount is accounted for under the equity method and included in Consolidated Net Income to the extent cash dividends are not paid or the declaration or payment of dividends is not permitted without prior governmental approval (which has not been obtained), (viii) the amount of cash actually paid by the Borrower and its Subsidiaries in connection with clauses (b) (without duplication), (g), (h),
(i), (j), (m), (n), (o) and clauses (iii) and (iv) of the proviso in the definition of Consolidated EBITDA and (ix) the amount of any cash actually paid in connection with reserves established in accordance with GAAP; provided that to the extent any amount of cash is actually paid by the Borrower and its Subsidiaries in connection with clause (o) in the definition of Consolidated EBITDA in any fiscal year in which the Borrower does not have Excess Cash Flow, such amount, to the extent it was not applied to reduce Consolidated EBITDA in determining the existence of Excess Cash Flow in the year such amount was paid, may be carried forward to subsequent fiscal years of the Borrower and applied once to reduce the amount or any Excess Cash Flow for any such fiscal years.

"Fee Property": as defined in subsection 5.13.

"Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

"Fixed Charges": (a) Debt Service, (b) Capital Expenditures, and (c) Taxes.

"Foreign Entity": each Foreign Subsidiary of the Borrower.

"Foreign Subsidiary": as to any Person, any Subsidiary of such Person which is not organized under the laws of the United States or any state thereof or the District of Columbia.

"Formation" as defined in the Preamble hereto.

"Further Real Estate Condition": the Borrower shall have transferred to a Real Property Subsidiary leases with respect to at least 80% of the leased properties listed on Schedule 5.13.

"GAAP": generally accepted accounting principles in the United States in effect from time to time.

"Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantees": the collective reference to the Parent Guarantee, the Subsidiary Guarantee and any guarantee which may from time to time be executed and delivered by a Subsidiary pursuant to subsection 7.9.

"Hazardous Materials": any hazardous or toxic materials, wastes or substances, and any other material, waste or substance that may be regulated or give rise to liability under any Environmental Law, including, without limitation, asbestos or asbestos-containing materials, petroleum, any other petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, urea-formaldehyde insulation and radio-frequency energy or emissions.

"Holdings": as defined in the Preamble hereto.

"Indebtedness": of a Person, at a particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations and liabilities in connection with reserves established in accordance with GAAP) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities, but excluding (i) trade and other accounts payable and accrued expenses payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, (ii) letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance and (iii) obligations permitted to be secured by subsection 8.2(m); provided that obligations in respect of Interest Rate Agreements shall not be included in this definition.

"Information Memorandum": the Confidential Information Memorandum dated November 1999 relating to the Borrower and the Transactions furnished to potential Lenders.

"Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Insolvent": pertaining to a condition of Insolvency.

"Installment Payment Date": with respect to Tranche A Term Loans, the Tranche A Installment Payment Dates and with respect to Tranche B Term Loans, the Tranche B Installment Payment Dates.

"Interest Coverage Ratio": on the last day of any fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDA for the period of twelve months ending on such day to (b) Cash Interest Expense, in each case, for or during such period on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP.

"Interest Payment Date": (a) as to Alternate Base Rate Loans, the last day of each calendar month commencing on the first such day to occur after any Alternate Base Rate Loans are made or any Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one month, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Borrower has selected a longer Interest Period than the period described in clause (b), the last day of each calendar month during such Interest Period and, in addition, the last day of such Interest Period.

"Interest Period": with respect to any Eurodollar Loan:

(a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if and when available to all the relevant Lenders, nine or twelve months thereafter) as selected by the Borrower in its notice of borrowing as provided in subsection 4.1 or its notice of conversion as provided in subsection 4.2; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if and when available to all the relevant Lenders, nine or twelve months thereafter) as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

provided that the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(B) any Interest Period that would otherwise extend beyond (i) in the case of an Interest Period for a Term Loan, the final Installment Payment Date shall end on such Installment Payment Date or, if such Installment Payment Date shall not be a Business Day, on the next preceding Business Day; and (ii) in the case of any Interest Period for a Revolving Credit Loan, the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

(C) if the Borrower shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an Alternate Base Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2);

(D) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(E) the Borrower shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Loan during an Interest Period for such Eurodollar Loan.

"Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

"Investcorp": Investcorp S.A., a Luxembourg corporation.

"Investment Grade Securities": (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P's or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

"Investors": as defined in the Preamble hereto.

"IPO": as to any Person, any sale by such Person through a public offering of its common (or other voting) stock pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar form) filed under the Securities Act of 1933, as amended.

"Issuing Lender": collectively, Chase and any of its Affiliates, including Chase Manhattan Bank Delaware, as issuer of the Letters of Credit; with respect to any Letter of Credit, the term "Issuing Lender" shall mean the Issuing Lender with respect to such Letter of Credit.

"L/C Application": as defined in subsection 3.5(a).

"L/C Obligations": the obligations of the Borrower to reimburse the Issuing Lender for any payments made by the Issuing Lender under any Letter of Credit that have not been reimbursed by the Borrower pursuant to subsection 3.8(a).

"L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

"L/C Participation Certificate": a certificate in substantially the form of Exhibit H.

"Lease Obligations": of the Borrower and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under Financing Leases.

"Leased Properties": as defined in subsection 5.13.

"Lenders": as defined in the Preamble hereto.

"Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs; individually, a "Letter of Credit".

"Leverage Ratio": on the last day of any fiscal quarter, the ratio of (a) Consolidated Indebtedness on such date to (b) Consolidated EBITDA for the period of 12 months ending on such day; provided that for purposes of calculating the Leverage Ratio, the unencumbered (other than Liens permitted pursuant to subsection 8.2 (other than subsections 8.2(i) (only to the extent such Lien is in respect of cash and Cash Equivalents specifically securing Indebtedness in respect of one or more Commercial L/Cs and not all Indebtedness under this Agreement generally) and 8.2(l))) cash and Cash Equivalents balances of the Borrower and its Subsidiaries on such date shall be deducted from the amount of Consolidated Indebtedness on such date, provided, further, the amount of cash and Cash Equivalent balances of Foreign Subsidiaries of the Borrower which are not Credit Parties deducted pursuant to the immediately preceding proviso shall not exceed $1,000,000, and provided further, that the last four fiscal quarters of Consolidated EBITDA (as may be adjusted for identified post acquisition cost savings reasonably agreed to by the Borrower and the Administrative Agent and whether positive or negative) of any company, business or group of assets acquired during the period of 12 months ending on such day shall be added (or subtracted, as the case may be) to historical Consolidated EBITDA of the Borrower for purposes of determining the Leverage Ratio.

"License": any broadband Personal Communications Services license or cellular license issued by the FCC in connection with the operation of a System.

"License Agreements": as defined in the Preamble hereto.

"License Subsidiary": any other wholly owned direct, domestic Subsidiary of the Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by Section 8.10, (ii) the stock of such Subsidiary is pledged to the Administrative Agent for the benefit of the Lenders in accordance with the terms of the Collateral Agreement and (iii) the

Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

"Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, except for the filing of financing statements in connection with Lease Obligations incurred by the Borrower or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

"Loans": the collective reference to the Swing Line Loans, the Term Loans, and the Revolving Credit Loans; individually, a "Loan".

"Management Agreement": as defined in the Preamble hereto.

"Material Adverse Effect": a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries taken as a whole (provided, however, that the incurrence by the Borrower of negative cash flows substantially in accordance with the projections in the Information Memorandum shall not by itself constitute a Material Adverse Effect), (ii) the ability of Holdings, the Borrower and its Subsidiaries to perform their obligations under the Credit Documents and with respect to the other financings contemplated hereby or (iii) the rights and remedies of the Lenders under the Credit Documents.

"Moody's": Moody's Investors Service, Inc.

"Mortgaged Properties": the Real Property Assets designated as "Mortgaged Property" on Schedule 5.13.

"Mortgages": as defined in subsection 7.9(d).

"MSA": a Metropolitan Statistical Area, as defined in 47 C.F.R. (S) 22.909.

"MTA": a Major Trading Area, as defined in 47 C.F.R. (S) 24.202.

"Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Proceeds": the aggregate cash proceeds received by Holdings, the Borrower or any Subsidiary in respect of:

(a) (i) any issuance or borrowing of any debt securities or loans by the Borrower or any its Subsidiaries or (ii) any issuance of Capital Stock (excluding any such issuance to any Investor or any Affiliate thereof, any such issuance to employees of the

Borrower or any of its Subsidiaries and excluding gross proceeds from the issuance of common stock or Permitted Preferred Stock by Holdings up to (A) $100,000,000 to the extent utilized (in lieu of the Senior Subordinated Notes or the Subordinated Facility) to satisfy the Additional Financing Event Condition or (B) the outstanding amount of the Subordinated Facility if utilized to refinance the Subordinated Facility) by Holdings, the Borrower or any of its Subsidiaries;

(b) any Asset Sale, excluding (i) any net proceeds received upon any condemnation or exercise of rights of eminent domain to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to subsection 8.5(d) and (ii) any proceeds of insurance received upon any casualty or loss;

(c) any cash received in respect of substantially like-kind exchanges of property to the extent provided in the proviso to subsection 8.5(e); and

(d) any cash payments received in respect of promissory notes delivered to the Borrower or any Subsidiary in respect of an Asset Sale;

in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Borrower or their Subsidiaries that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by the Borrower or their Subsidiaries to be actually payable.

"Network": the Borrower's mobile wireless telecommunications network that serves the Service Regions.

"Non-Funding Lender": as defined in subsection 4.9(c).

"Notes": the collective reference to the Swing Line Note, the Revolving Credit Notes and the Term Loan Notes; each of the Notes, a "Note".

"Parent Guarantee": the Parent Guarantee, substantially in the form of Exhibit F- 1, to be made by Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

"Parent Pledge Agreement": the Pledge Agreement, substantially in the form of Exhibit G, to be made by Holdings in favor of the Administrative Agent, for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

"Participants": as defined in subsection 11.6(b).

"Participating Lender": any Revolving Credit Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in each Letter of Credit.

"Payment Sharing Notice": a written notice from the Borrower or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Borrower in accordance with the provisions of subsection 4.9.

"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

"Permitted Liens": Liens permitted to exist under subsection 8.2.

"Permitted Preferred Stock": preferred stock issued by Holdings which is not redeemable and does not provide for the payment of cash dividends until at least six months after the Tranche B Maturity Date.

"Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Holdings or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pops": as of any date, with respect to any BTA, MTA, MSA or RSA, as applicable, the population of such BTA, MTA, MSA or RSA, as applicable, set forth in Schedule 1.1 hereto.

"Real Property": each Fee Property and Leased Property listed on Schedule 5.13.

"Real Property Assets": all interests (including leasehold interests) of the Borrower and its Subsidiaries in real property including Real Property- Related Equipment.

"Real Property-Related Equipment": all equipment (as defined in the UCC) of the Borrower or any Subsidiary that constitutes a fixture (as defined in the UCC) on Real Property Assets.

"Real Property Subsidiary": any wholly owned Subsidiary of the Borrower designated by the Borrower as a Real Property Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by Section 8.10, (ii) the stock of such Subsidiary is pledged to the Administrative Agent for the benefit of the Lenders in accordance with the terms of the Collateral Agreement and
(iii) the Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

"Refunded Swing Line Loans": as defined in subsection 3.4(b).

"Register": as defined in subsection 11.6(d).

"Related Document": any agreement, certificate, document or instrument relating to a Letter of Credit.

"Release": any spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating, emitting or migrating of any Hazardous Materials in, into, onto or through the environment.

"Remediation Activities": (i) monitoring, investigation, cleanup, containment, excavation, removal, mitigation, treatment, response or restoration work, including institutional and engineering controls; (ii) obtaining any Environmental Permits necessary to conduct any such activity; (iii) preparing and implementing any plans or studies for any such activity; and (iv) obtaining a written notice from the Governmental Authority with jurisdiction over the matter under applicable Environmental Laws that no material additional work is required by such Governmental Authority.

"Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of

ERISA.

"Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice is waived under subpart B of PBGC Reg. (S) 4042.

          "Required Lenders": at a particular time, the holders of at least 51% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, (ii) the unused Tranche A Commitments and unused Tranche B Commitments and (iii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations. The Term Loans, the unused Tranche A Commitments and unused Tranche B Commitments and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Required Lenders at any time.

"Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer": with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

"Revolving Credit Commitment": as to any Lender, its obligations pursuant to subsection 3.1 to (i) make Revolving Credit Loans to the Borrower and (ii) purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Revolving Credit Commitment" or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection 4.3 or 4.4(b) or adjusted pursuant to subsection 11.6(c); collectively, as to all the Lenders, the "Revolving Credit Commitments". The original aggregate principal amount of the Revolving Credit Commitments is $70,000,000.

"Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

"Revolving Credit Commitment Period": the period from and including the later of
(x) the Effective Date and (y) the date the Additional Financing Event Condition is satisfied to but not including the Revolving Credit Termination Date.

"Revolving Credit Lender": any Lender with a Revolving Credit Commitment.

"Revolving Credit Loans" as defined in subsection 3.1(a).

"Revolving Credit Note": as defined in subsection 4.13(e).

"Revolving Credit Termination Date": the earlier of (a) the eighth anniversary of the Effective Date and (b) such other earlier date as the Revolving Credit Commitments shall terminate hereunder.

"RSA": a Rural Service Area, as defined in 47 C.F.R. (S) 24.909.

"Secured Real Property Asset": a Real Property Asset covered by a Mortgage delivered pursuant to subsection 7.9(d).

"Secured Real Property-Related Equipment": Real Property-Related Equipment covered by a Mortgage delivered pursuant to subsection 7.9(d).

"Security Agreements": the collective reference to the Collateral Agreement, the Parent Pledge Agreement and any security agreement which may from time to time be executed and delivered by a Subsidiary of the Borrower pursuant to subsection 7.9.

"Security Documents": the collective reference to the Security Agreements and the Mortgages and the Parent Pledge Agreement.

"Senior Debt": all Consolidated Indebtedness of Holdings, the Borrower and the Subsidiaries on a consolidated basis other than the Subordinated Debt.

"Senior Leverage Ratio": on any date, the ratio of (a) Senior Debt on such date to (b) Consolidated EBITDA for the period of 12 months ending on such date; provided that for purposes of calculating the Senior Leverage Ratio, the unencumbered (other than Liens permitted pursuant to subsection 8.2 (other than subsections 8.2(i) (only to the extent such Lien is in respect of cash and Cash Equivalents specifically securing Indebtedness in respect of one or more Commercial L/Cs and not all Indebtedness under this Agreement generally) and 8.2(l))) cash and Cash Equivalents balances of the Borrower and its Subsidiaries on such date shall be deducted from the amount of Consolidated Indebtedness on such date, provided, further, the amount of cash and Cash Equivalent balances of Foreign Subsidiaries of the Borrower which are not Credit Parties deducted pursuant to the immediately preceding proviso shall not exceed $1,000,000, and provided, further, that the last four fiscal quarters of Consolidated EBITDA (as may be adjusted for identified post acquisition cost savings reasonably agreed to by the Borrower and the Administrative Agent and whether positive or negative) of any company, business or group of assets acquired during the period of 12 months ending on such day shall be added (or subtracted, as the case may be) to historical Consolidated EBITDA of the Borrower for purposes of determining the Senior Leverage Ratio.

"Senior Managing Agents": as defined in the Preamble hereto.

"Service Regions": (i) the BTAs, MSAs and RSAs listed on Schedule 1.1 (excluding any areas in which the Borrower and its Subsidiaries have ceased to provide service with the consent of the Required Lenders (which consent will not be unreasonably withheld or delayed)) and (ii) any other areas with respect to which the Borrower or its Subsidiaries acquire Licenses (or rights to exploit Licenses substantially equivalent to the rights granted in the Sprint Agreements) after the date hereof in accordance with the terms of this Agreement.

"Senior Subordinated Notes": as defined in the Preamble hereto.

"Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"S&P": Standard and Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

"Special Purpose Subsidiary": each License Subsidiary and each Real Property Subsidiary.

"Special Purpose Subsidiary Funding Agreement": an agreement between the Borrower and each Special Purpose Subsidiary in form and substance satisfactory to the Administrative Agent whereby (a) such Special Purpose Subsidiary agrees to provide to the Borrower the benefit of the use of such Special Purpose Subsidiary's assets, (b) the Borrower agrees to pay to such Special Purpose Subsidiary an amount equal to all liabilities of such Special Purpose Subsidiary as and when such liabilities become due and payable less any amounts contributed by the Borrower to the equity of such Special Purpose Subsidiary to fund such liabilities, (c) the Borrower agrees to cause all Contractual Obligations of such Special Purpose Subsidiary to be performed and all Requirements of Law of such Special Purpose Subsidiary to be complied with and (d) the Borrower and such Special Purpose Subsidiary agree, for the benefit of the Administrative Agent and the Secured Parties, to the assignment by each of its rights thereunder to the Administrative Agent for the benefit of the Secured Parties.

"Sprint Agreements": as defined in the Preamble hereto.

"Sprint PCS Network": as defined in the Preamble hereto.

"Standby L/C": an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Borrower, on behalf of the Borrower or any Subsidiary of the Borrower in respect of obligations of the Borrower or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower or such Subsidiary is or proposes to become a party in the ordinary course of the Borrower's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

"Stock Exchange": as defined in the Preamble hereto.

"Stock Exchange Agreement": as defined in the Preamble hereto.

"Stock Transactions": as defined in the Preamble hereto.

"Subordinated Commitment Letter": the commitment letter delivered to the Administrative Agent pursuant to Section 6.1(q) on the date hereof.

"Subordinated Debt": the Senior Subordinated Notes or the Subordinated Facility and refinancings thereof permitted hereunder; provided, that, the Subordinated Facility, the Senior Subordinated Notes and any refinancings thereof, as the case may be (a) shall be subordinated to the obligations hereunder and under the Guarantees on terms and conditions satisfactory in all respects to the Administrative Agent, (b) shall mature on a date at least six months subsequent to the Tranche B Maturity Date, (c) shall not amortize prior to the Tranche B Maturity Date, (d) shall not require the payment of cash interest until five years from the initial issuance of the Senior Subordinated Notes or the Subordinated Facility which ever occurs first, (e) shall not contain covenants, events of default or prepayment events (but excluding any call protection provisions) that are more restrictive than those contained in this Agreement (other than the covenant in the Subordinated Commitment Letter relating to investments in Special Purpose Subsidiaries) and (f) shall otherwise be on market terms and conditions or shall otherwise be issued and subordinated on the terms and conditions set forth in the commitment letter delivered to the Administrative Agent pursuant to Section 6.1(q) on the date hereof.

"Subordinated Facility": as defined in the Preamble hereto.

"Subsection 4.11(d)(2) Certificate": as defined in subsection 4.11(d).

"Subscribers": as of any date, all customers then receiving Wireless Services from the Borrower or any of its Subsidiaries none of the subscriber payments (other than those disputed in good faith by such customer) of which are, as of such date, past due on or prior to June 30, 2000, more than 90 days and, after June 30, 2000, more than 60 days (or past due for more than such shorter period of time as the Borrower may have established for accounting or credit policy purposes for treating a customer as not being in good standing).

"Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. A Subsidiary shall be deemed wholly-owned by a Person who owns directly or indirectly all of the voting shares of stock or other interests of such Subsidiary having voting power under ordinary circumstances to vote for directors or other managers of such corporation, partnership or other entity, except for directors' qualifying shares. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower, provided that any joint venture or Person in which an investment is made pursuant to subsection 8.6(h)(i) shall, so long as such investment is maintained in reliance on such subsection, not be a "Subsidiary" of the Borrower for any purpose of this Agreement.

"Subsidiary Guarantee": the Subsidiary Guarantee, substantially in the form of Exhibit F-2, to be made by certain Domestic Subsidiaries of the Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

"Supermajority Lenders": at a particular time, the holders of at least 66- 2/3% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, (ii) the unused Tranche A Commitments and Tranche B Commitments and (iii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations. The Term Loans, the unused Tranche A Commitments and Tranche B Commitments and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Supermajority Lenders at any time.

"Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 3.4.

"Swing Line Lender": Chase, in its capacity as lender of the Swing Line Loans.

"Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

"Swing Line Loans": as defined in subsection 3.4(a).

"Swing Line Note": as defined in subsection 4.13(e).

"Taxes": any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"Telecommunications Assets": any assets, rights or properties, real or personal, tangible or intangible (other than cash, cash equivalents and securities) owned by the Borrower or any of its Subsidiaries and used or intended for use in a Telecommunications Business.

"Telecommunications Business": the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities and (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business.

"Term Loan" and "Term Loans": as defined in subsection 2.1.

"Term Loan Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Term Loan Commitments then constituted by such Lender's Term Loan Commitment (or, after the Term Loans are made, the percentage of the aggregate outstanding principal amount of all Term Loans then constituted by the aggregate outstanding principal amount of such Lender's Term Loans).

"Term Loan Commitments": collectively, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments; individually, a "Term Loan Commitment."

"Term Loan Lender": collectively, the Tranche A Lenders and the Tranche B
Lenders.

"Term Loan Note": a Tranche A Term Note or a Tranche B Term Note, as the context shall require, collectively, the "Term Notes".

"Total Capital": at any date, the sum of (a) Total Debt outstanding on such date plus (b) Contributed Equity on such date.

"Total Debt": at any time, all Indebtedness of Holdings, the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

"Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

"Tranche A Commitment Period": the period from and including the later of
(x) the Effective Date and (y) the date the Additional Financing Event Condition is satisfied to but excluding the earlier of the second anniversary of the Effective Date and the date of termination of the Tranche A Term Loan Commitments as provided herein.

"Tranche A Installment Payment Date": as defined in subsection 4.4(c).

"Tranche A Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

"Tranche A Maturity Date": the date that is eight years from the Effective Date.

"Tranche A Term Loan": as defined in subsection 2.1.

"Tranche A Term Loan Commitment": as to any Tranche A Lender, its obligation to make a Tranche A Term Loan to the Borrower pursuant to subsection 2.1 in an aggregate amount not to exceed the amount set forth under such Lender's name in
Schedule I opposite the caption "Tranche A Term Loan Commitment" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Lender acquires its Tranche A Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c) and subsections 4.4(b) and (c); collectively, as to all the Tranche A Lenders, the "Tranche A Term Loan Commitments". The original aggregate principal amount of the Tranche A Term Loan Commitments is $120,000,000.

"Tranche A Term Loan Commitment Percentage": as to any Tranche A Lender at any time, the percentage of the aggregate Tranche A Term Loan Commitments then constituted by such Lender's Tranche A Term Loan Commitment (or, after the Tranche A Term Loans are made, the percentage of the aggregate outstanding principal amount of the Tranche A Term Loans then constituted by the principal amount of such Tranche A Lender's Tranche A Term Loan).

"Tranche A Term Note": as defined in subsection 4.13(e).

"Tranche A Termination Date": the earlier of (a) the second anniversary of the Effective Date and (b) such other earlier date as the Tranche A Commitments shall terminate hereunder.

"Tranche B Installment Payment Date": as defined in Section 4.4(d).

"Tranche B Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

"Tranche B Mandatory Prepayment Date": as defined in subsection 4.4(e).

"Tranche B Maturity Date": the date that is eight and one-half years from the Effective Date.

"Tranche B Prepayment Amount": as defined in subsection 4.4(e).

"Tranche B Prepayment Option Notice": as defined in subsection 4.4(e).

"Tranche B Term Loan": as defined in subsection 2.1.

"Tranche B Term Loan Commitment": as to any Tranche B Lender, its obligation to make a Tranche B Term Loan to the Borrower pursuant to subsection 2.1 in an aggregate amount not to exceed the amount set forth under such Lender's name in
Schedule I opposite the caption

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"Tranche B Term Loan Commitment" or in Schedule 1 to the Assignment and
Acceptance pursuant to which a Lender acquires its Tranche B Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Tranche B Lenders, the "Tranche B Term Loan Commitments". The original aggregate principal amount of the Tranche B Term Loan Commitments is $50,000,000.

"Tranche B Term Loan Commitment Percentage": as to any Tranche B Lender at any time, the percentage of the aggregate Tranche B Term Loan Commitments then constituted by such Lender's Tranche B Term Loan Commitment (or, after the Tranche B Term Loans are made, the percentage of the aggregate outstanding principal amount of the Tranche B Term Loans then constituted by the principal amount of such Tranche B Lender's Tranche B Term Loan).

"Tranche B Term Note": as defined in subsection 4.13(e).

"Tranche B Termination Date": the earlier of (a) the Effective Date and (b) such other earlier date as the Tranche B Commitments shall terminate hereunder.

"Transactions": as defined in the Preamble.

"Transaction Costs and Expenses": as defined in the Preamble.

"Transferee": as defined in subsection 11.6(f).

"Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

"Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

"United States": the United States of America.

"United States Person": any Person organized under the laws of the United States or any state thereof or the District of Columbia.

"Usage": the ratio equal to the sum of (a) outstanding Revolving Loans, Swingline Loans and Letters of Credit plus (b) outstanding Tranche A Term Loans divided by the sum of (x) the Revolving Commitments and (y) the sum of the outstanding Tranche A Term Loans and the unused Tranche A Commitments then in effect.

"Wireless Services": broadband personal communications services or cellular services provided in the Territory.

Section 1.2. Other Definitional Provisions. (a) Unless otherwise specified herein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

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(b) As used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection
1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent there are any changes in GAAP from the date of this Agreement, the financial covenants set forth herein at the option of the Borrower will either
(i) continue to be determined in accordance with GAAP in effect on the date hereof, as applicable, or (ii) be adjusted or reset to reflect such changes in GAAP, such adjustments or resets to be mutually agreed to by the Borrower and the Administrative Agent.

(c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

SECTION 2. TERM LOANS

Section 2.1. Term Loans. Subject to the terms and conditions hereof, (i) each Tranche A Lender severally agrees to make loans in Dollars (individually, a "Tranche A Term Loan"; and collectively, the "Tranche A Term Loans") to the Borrower during the Tranche A Commitment Period, in an aggregate principal amount not to exceed such Lender's Tranche A Term Loan Commitment as such commitment may be reduced pursuant to Section 4.4 or otherwise pursuant to this Agreement and (ii) each Tranche B Lender severally agrees to make a loan in Dollars (individually, a "Tranche B Term Loan"; and collectively, the "Tranche B Term Loans"; together with the Tranche A Term Loans, the "Term Loans") to the Borrower on the Effective Date, in an aggregate principal amount equal to such Lender's Tranche B Term Loan Commitment.

Section 2.2. Repayment of Term Loans. The Borrower shall repay the Term Loans as provided in subsection 4.4.

Section 2.3. Use of Proceeds. The proceeds of the Term Loans will be used (i) to finance a portion of the purchase price for the Acquisition, (ii) to finance the development, construction, acquisition and installation of additional Telecommunications Assets associated with the buildout of the Sprint PCS Network in the Territory, (iii) to pay Transaction Costs and Expenses and (iv) for working capital and general corporate purposes, including funding of operational costs.

Section 2.4. Commitment Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Non-Funding Lender) a commitment fee from and including the date of this Agreement to and including the Tranche A Termination Date computed at the Applicable Rate per annum on the daily amount of the Available Tranche A Commitment of such Lender during the period for which payment is made (whether or not the Borrower shall have satisfied the applicable conditions to borrow set forth in Section 6). Such

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

commitment fee shall be payable in arrears on the last day of each March, June, September and December and on the Tranche A Termination Date commencing March 31, 2000.

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee from and including the date of this Agreement to and including the Tranche B Termination Date computed at the Applicable Rate per annum on the daily amount of the Available Tranche B Commitment of such Lender during the period for which payment is made (whether or not the Borrower shall have satisfied the applicable conditions to borrow set forth in Section 6). Such commitment fee shall be payable in arrears on the last day of each March, June, September and December and on the Tranche B Termination Date commencing on the earlier of (x) March 31, 2000 and (y) the Tranche B Termination Date.

SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

Section 3.1. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to the extent of its Revolving Credit Commitment to extend credit to the Borrower from time to time on any Borrowing Date during the Revolving Credit Commitment Period (i) by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and (ii) by making loans in Dollars (individually, a "Revolving Credit Loan", and collectively, the "Revolving Credit Loans") to the Borrower from time to time. Notwithstanding the above, in no event shall any Revolving Credit Loans be made, or Letter of Credit be issued, if the aggregate amount of the Revolving Credit Loans to be made or Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments nor shall any Letter of Credit be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $15,000,000.

(b) During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

(c) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (i) $500,000 or a whole multiple of $100,000 in excess thereof in the case of Alternate Base Rate Loans, and $2,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans, and (ii) the Available Revolving Credit Commitments, except that any borrowing of Revolving Credit Loans to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

Section 3.2. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Non-Funding Lender) a commitment fee from and including the date of this Agreement to and including the Revolving Credit Termination Date computed at the Applicable Rate per annum on the daily amount of the Available Revolving

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

Credit Commitment of such Lender during the period for which payment is made (whether or not the Borrower shall have satisfied the applicable conditions to borrow or for the issuance of a Letter of Credit set forth in Section 6). Such commitment fee shall be payable in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date commencing on March 31, 2000.

Section 3.3. Proceeds of Revolving Credit Loans. The Borrower shall use the proceeds of Revolving Credit Loans for working capital and general corporate purposes, including without limitation financing the development, construction, acquisition and installation of Telecommunications Assets and funding operational and subscriber acquisition costs.

Section 3.4. Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees, so long as the Administrative Agent has not received notice that an Event of Default has occurred and is continuing, to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided that no Swing Line Loan may be made if the aggregate principal amount of the Swing Line Loans to be made would exceed the aggregate Available Revolving Credit Commitments at such time. Amounts borrowed by the Borrower under this subsection 3.4 may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Borrower by crediting the account of the Borrower at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 3.3.

(b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business Day of each month shall, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the

"Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 9 shall have occurred (in which event the procedures of paragraph (c) of this subsection 3.4 shall apply) each such Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender specified in subsection 11.2 (or such other location as the Swing Line Lender may direct) prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

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(c) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b)
of this subsection 3.4 one of the events described in paragraph (f) of Section 9 shall have occurred, each Revolving Credit Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each such Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

(e) The obligation of each Revolving Credit Lender to purchase participating interests pursuant to subsection 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default;
(iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 3.5. Issuance of Letters of Credit. (a) The Borrower may from time to time during the Revolving Credit Commitment Period request the Issuing Lender to issue a Standby L/C or a Commercial L/C, so long as the Administrative Agent has not received notice of an Event of Default, by delivering to the Administrative Agent at its address specified in subsection 11.2 (or such other location as the Issuing Lender may direct) a letter of credit application in the Issuing Lender's then customary form (the "L/C Application") completed to the satisfaction of the Issuing Lender, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided that if the Issuing Lender informs the Borrower that it is for any reason unable to issue such Letter of Credit, the Borrower may request any Lender to issue such Letter of Credit upon the same terms offered to the Issuing Lender and each reference to the Issuing Lender for purposes of subsections 3.5 through 3.14, 6.1, 6.2 and
6.3 shall be deemed to be a reference to such Issuing Lender.

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

(b) Each Standby L/C and Commercial L/C issued hereunder shall be issued for the account of the Borrower and shall, among other things, (i) be in such form requested by the Borrower as shall be acceptable to the Issuing Lender in its sole discretion and (ii) have an expiry date occurring not later than 365 days after its date of issuance and may be renewed on its expiry date for an additional period equal to the initial term, but in no case shall any Letter of Credit have an expiry date occurring later than the Revolving Credit Termination Date. Each L/C Application and each Letter of Credit shall be subject to the International Standby Practices (ISP 98) of the International Chamber of Commerce (in the case of Standby L/Cs) or the Uniform Customs (in the case of Commercial L/Cs) and, to the extent not inconsistent therewith, the laws of the State of New York.

Section 3.6. Participating Interests. Effective in the case of each Standby L/C and Commercial L/C (if applicable) as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Revolving Credit Lender, and each such Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application (if applicable), an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage.

Section 3.7. Procedure for Opening Letters of Credit. The Issuing Lender will notify each Lender after the end of each calendar month of any L/C Applications received by the Issuing Lender from the Borrower during such month. Upon receipt of any L/C Application from the Borrower, the Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall during the Revolving Credit Commitment Period promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Borrower and, after the end of the calendar month in which such Letter of Credit was opened, to the other Lenders, provided that no such Letter of Credit shall be issued if subsection
3.1 would be violated thereby.

Section 3.8. Payments in Respect of Letters of Credit. (a) The Borrower agrees forthwith upon demand by the Issuing Lender and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Lender for any payment made by the Issuing Lender under any Letter of Credit issued for the account of the Borrower and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) on or prior to the date which is one Business Day after the day on which the Issuing Lender demands reimbursement from the Borrower for such payment, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans and (B) thereafter, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans plus 2%.

(b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Lender will promptly notify each other Revolving Credit Lender. Forthwith upon its

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receipt of any such notice, each such other Lender will transfer to the Issuing
Lender, in immediately available funds, an amount equal to such other Lender's pro rata share (based on its Revolving Credit Commitment) of the L/C Obligation arising from such unreimbursed payment. Promptly, upon its receipt from such other Lender of such amount, the Issuing Lender will complete, execute and deliver to such other Lender an L/C Participation Certificate dated the date of such receipt and in such amount.

(c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Revolving Credit Lender such other Lender's pro rata share of the L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such other Lender its pro rata share thereof in like funds as received; provided that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

Section 3.9. Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Standby or Commercial L/Cs (other than standard, administrative issuance, amendment, payment and negotiation fees), the Borrower agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, with respect to each Standby or Commercial L/C issued for the account of the Borrower, a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans per annum (of which the Issuing Lender shall retain for its own account, as the Issuing Bank and not on account of its L/C Participating Interest therein, 0.25% per annum) on the daily amount available to be drawn under each Standby L/C in the case of a Standby L/C and on the maximum face amount of each Commercial L/C in the case of a Commercial L/C, in either case, payable, in arrears, on the last day of each fiscal quarter of the Borrower. The Administrative Agent will disburse any Standby or Commercial L/C fees received pursuant to this subsection 3.9(a) to the respective Lenders promptly following the receipt of any such fees in the case of a Standby L/C and, in the case of a Commercial L/C, following the end of the calendar month in which such Commercial L/C fees were received. Notwithstanding the foregoing, the Borrower agrees to pay standard issuance, amendment and negotiation fees to the Issuing Lender.

(b) For purposes of any payment of fees required pursuant to this subsection 3.9, the Administrative Agent agrees to provide to the Borrower a statement of any such fees to be so paid; provided that the failure by the Administrative Agent to provide the Borrower with any such invoice shall not relieve the Borrower of its obligation to pay such fees.

Section 3.10. Letter of Credit Reserves. (a) If any Change in Law shall either
(i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement (with respect to Letters of Credit) or any

                                       35

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Letter of Credit, and the result of any event referred to in clause (i) or (ii)
above shall be to increase the cost of the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Borrower shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate applicable to Alternate Base Rate Loans pursuant to subsection 4.5(b). The Borrower shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(a) unless the Issuing Lender has given written notice to the Borrower of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Lender to the Borrower concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

(b) In the event that any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Borrower of such Change in Law, within 15 days after demand by the Issuing Lender, the Borrower shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. The Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 3.10 with respect to the Issuing Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided that such avoidance or minimization can be made in such a manner that the Issuing Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. The Borrower shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(b) unless the Issuing Lender has given written notice to the Borrower of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Lender to the Borrower concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

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(c) The Borrower and each Participating Lender agree that the provisions of the foregoing paragraphs (a) and (b) shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or, in the case of paragraph (b), any corporation controlling such Participating Lender.

Section 3.11. Further Assurances. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

Section 3.12. Obligations Absolute. The payment obligations of the Borrower under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any Credit Document, the transactions contemplated herein, or any unrelated transaction;

(ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

(iii) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

(iv) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

Section 3.13. Assignments. No Participating Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender's Revolving Credit Commitment in accordance with subsection 11.6(c)) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Lender. Notwithstanding the foregoing, a Participating Lender may subparticipate its L/C Participating Interest without obtaining the prior written consent of the Issuing Lender.

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

Section 3.14. Participations. The obligation of each Revolving Credit Lender to purchase participating interests pursuant to subsection 3.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS

Section 4.1. Procedure for Borrowing. (a) The Borrower may borrow under the Commitments on any Business Day, provided that, with respect to any borrowing, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon (or, with respect to Swing Line Loans, 3:00 p.m.), New York City time, (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested Borrowing Date (or, in the case of Swing Line Loans and, if the Effective Date occurs on the date this Agreement is executed and delivered, Loans made on the Effective Date, on the requested Borrowing Date) if the borrowing is to be solely of Alternate Base Rate Loans) and specifying (A) the amount of the borrowing, (B) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) whether the Loan is a Term Loan, a Swing Line Loan or Revolving Credit Loan. Upon receipt of such notice the Administrative Agent shall promptly notify each affected Lender thereof. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each affected Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 11.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender (except that proceeds of Swing Line Loans will be made available to the Borrower in accordance with subsection 3.4(a)). Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Borrower by the Administrative Agent's crediting the account of the Borrower, at the office of the Administrative Agent specified in subsection 11.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

(b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than 16 Interest Periods shall be in effect at any one time.

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Section 4.2. Conversion and Continuation Options. (a) Subject to subsection
4.12, the Borrower may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date. The Borrower may elect from time to time to convert all or a portion of the Alternate Base Rate Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection 4.2, the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial conversions of Alternate Base Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

(b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have, by written notice to the Borrower, determined that such a continuation is not appropriate,
(ii) if, after giving effect thereto, subsection 4.1(b) would be contravened or
(iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the final Installment Payment Date of the Term Loans.

Section 4.3. Changes of Commitment Amounts. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or from time to time to permanently reduce the Revolving Credit Commitments, subject to the provisions of this subsection 4.3. To the extent, if any, that the sum of the amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, the Borrower shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding, and fourth, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding that has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 3.9 shall continue to accrue to the Issuing Lender and the Participating Lenders (or, in the event of any such automatic reinstatement, as provided in subsection 3.9) with respect to such Letter of Credit until the expiry thereof (provided that in lieu of paying a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans per annum, the Borrower shall pay to the Administrative Agent an amount equal to 0.25% per annum).

(b) In the case of termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and shall, in each case, reduce permanently the amount of the Revolving Credit Commitments then in effect.

Section 4.4. Optional and Mandatory Prepayments; Mandatory Commitment Reductions; Repayments of Term Loans. (a) Subject to subsection 4.12, the Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, by irrevocable notice to the Administrative Agent by 10:00 A.M., New York City time, on the same Business Day (or, in the case of Swing Line Loans, by irrevocable notice to the Administrative Agent by 12:00 noon, New York City time, on the same Business Day) in the case of Alternate Base Rate Loans, and three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment and whether the prepayment is of Revolving Credit Loans or Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments (i) of Term Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000, or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Term Loans, and (ii) of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of (A) $2,000,000, or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Revolving Credit Loans, as the case may be. Prepayments of the Term Loans pursuant to this subsection 4.4(a) shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans, (subject to subsection 4.4(f) hereof) and shall be applied ratably to the remaining installments thereof.

(b) (i) So long as any Term Loans or Term Loan Commitments are outstanding, if, subsequent to the date hereof, Holdings, the Borrower or any of its Subsidiaries shall issue any Capital Stock, 50% of the Net Proceeds thereof (excluding, (w) cash proceeds therefrom actually applied to the redemption of up to not more than 35% of the outstanding principal amount of the Subordinated Debt under any "equity clawback" provisions and the payment of any penalties, premiums or accrued interest with respect thereto, (x) amounts provided by the Investors or their Affiliates or the Existing Shareholders (y) Net Proceeds (i) utilized to acquire Telecommunications Assets within 365 days of receipt of such Net Proceeds or (ii) subject, within 365 days of receipt of such Net Proceeds, to a binding contractual agreement to acquire Telecommunications Assets so long as such Telecommunication Assets are acquired within 18 months of receipt of such Net Proceeds, and (z) gross proceeds of issuances of common stock or Permitted Preferred Stock of Holdings in an amount of up to (A) $100,000,000 if utilized (in lieu of the Senior Subordinated Notes or Subordinated Facility) to satisfy the Additional Financing Event Condition or (B) an amount equal to the amount then outstanding under the Subordinated Facility if utilized to refinance the Subordinated Facility) shall be promptly applied toward the prepayment of the Term Loans and reduction of the unused Tranche A Commitments as set forth in clause (v) of this subsection 4.4(b).

(ii) If, subsequent to the date hereof, the Borrower or any of its Subsidiaries shall incur or permit the incurrence of:

(x) any Indebtedness permitted by Section 8.1(i), the Borrower shall promptly apply 100% of the Net Proceeds thereof, to the extent such proceeds are not utilized (A) to satisfy the Additional Financing Event Condition or (B) to refinance the then outstanding amount of any existing Subordinated Debt permitted by Section 8.1(i), toward the prepayment of the Term Loans and the reduction of the unused Tranche A Commitments as set forth in clause (v) of this subsection 4.4(b);

(y) any Indebtedness not permitted by subsection 8.1, 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Term Loans and the reduction of the unused Tranche A Commitments as set forth in clause (v) of this subsection 4.4(b).

(iii) If, subsequent to the date hereof, the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, such Net Proceeds shall be promptly applied toward the prepayment of the Term Loans and the reduction of the unused Tranche A Commitments and the Revolving Credit Commitments as set forth in clause (v) of this subsection 4.4(b); provided that such Net Proceeds need not be applied to the prepayment of the Term Loans and the reduction of the unused Tranche A Commitments and the Revolving Credit Commitments (x) if (i) reinvested in Telecommunications Assets within 365 days after receipt thereof or
(ii) subject, within 365 days of receipt of such Net Proceeds, to a binding contractual agreement to acquire

Telecommunications Assets so long as such Telecommunication Assets are acquired within 18 months of receipt of such Net Proceeds and (y) until the earlier of the date that the aggregate amount of Net Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sales exceeds $2,000,000 (and has not yet been applied to the prepayment of the Term Loans and the reduction of the unused Tranche A Commitments and the Revolving Credit Commitments hereunder) and the date which is six months after the last application of Net Proceeds pursuant to this subsection 4.4(b)(iii).

(iv) If for any fiscal year, there shall be Excess Cash Flow for such fiscal year, the ECF Percentage of such Excess Cash Flow shall be applied toward prepayment of the Term Loans and the reduction of the unused Tranche A Commitments as set forth in clause (v) of this subsection 4.4(b). Each such prepayment shall be made not later than 120 days after the end of such fiscal year.

(v) Prepayments made pursuant to subsections 4.4(b)(i), (ii), (iii) or (iv) shall be applied by the Borrower first, to the prepayment of the outstanding Term Loans (applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans, based on the ratio of (x) the sum of outstanding Tranche A Term Loans and unused Tranche A Commitments to (y) the sum of outstanding Tranche B Term Loans and unused Tranche B Commitments; provided, that once the Tranche A Term Loans are prepaid in full, such prepayment shall then be applied in full to prepay outstanding Tranche B Loans prior to any reduction of Tranche A Commitments) second, to reduce permanently the unused Tranche A Commitments and third, in the case of subsection 4.4(b)(iii) only, to reduce permanently the Revolving Credit Commitments. Any prepayment of Term Loans shall reduce the remaining installments thereof ratably until paid in full. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of, first, the Swing Line Loans, second, the Revolving Credit Loans and, third, the L/C Obligations to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans, the aggregate outstanding principal amount of all Swing Line Loans, the aggregate amount available to be drawn under all outstanding Letters of Credit and the aggregate outstanding amount of all L/C Obligations, in each case of all Lenders, exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders.

(vi) The Borrower shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Days' notice of each prepayment or mandatory reduction pursuant to this subsection 4.4(b) setting forth the date and amount thereof. Except as otherwise may be agreed by the Borrower and the Required Lenders, and subject to Subsection 4.4(b)(v), any prepayment of Loans pursuant to this subsection 4.4 shall be applied, first, to any Alternate Base Rate Loans then outstanding and the balance of such prepayment, if any, to the Eurodollar Loans then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the option of the Borrower be prepaid subject to the provisions of subsection 4.12 or the amount of such prepayment (after application to any Alternate Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Borrower, as agent for the Borrower.

(c) The Tranche A Term Loan Commitments will be automatically and permanently reduced on each of the dates that is six months, 12 months and 18 months, respectively, after the Effective Date, by the amount, if any, by which the aggregate principal amount of Tranche A Term Loans then or theretofore drawn (regardless of whether subsequently repaid) is less than $30,000,000, $60,000,000 or $90,000,000, respectively.

(d) The Tranche A Term Loans shall be repaid in 17 consecutive quarterly installments on the dates set forth below (each such day, a "Tranche A Installment Payment Date"), in an aggregate amount equal to the amount (expressed as a percentage of the aggregate outstanding Tranche A Loans on the last day of the Tranche A Commitment Period) specified for each such Tranche A Installment Payment Date:

             Installment Payment Date             Installment Amount
             ------------------------             ------------------
             March 31, 2004                          $ 2,000,000
             June 30, 2004                             3,000,000
             September 30, 2004                        3,000,000
             December 31, 2004                         4,800,000
             March 31, 2005                            4,800,000
             June 30, 2005                             4,800,000
             September 30, 2005                        4,800,000
             December 31, 2005                         7,200,000
             March 31, 2006                            7,200,000
             June 30, 2006                             7,200,000
             September 30, 2006                        7,200,000
             December 31, 2006                        10,000,000
             March 31, 2007                           10,000,000
             June 30, 2007                            10,000,000
             September 30, 2007                       10,000,000
             December 31, 2007                        12,000,000
             Tranche A Maturity Date                  12,000,000

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

(e) The Tranche B Term Loans shall be repaid in 19 consecutive quarterly installments on the dates set forth below (each such day, a

"Tranche B Installment Payment Date") and in the amounts set forth below:

                 Quarterly Installment               Installment Amount
                 ---------------------               ------------------
                      Payment Date
                      ------------
          March 31, 2004                                   $250,000
          June 30, 2004                                     250,000
          September 30, 2004                                250,000
          December 31, 2004                                 250,000
          March 31, 2005                                    250,000
          June 30, 2005                                     250,000
          September 30, 2005                                250,000
          December 31, 2005                                 250,000
          March 31, 2006                                    250,000
          June 30, 2006                                     250,000
          September 30, 2006                                250,000
          December 31, 2006                                 250,000
          March 31, 2007                                    250,000
          June 30, 2007                                     250,000
          Setember 30, 2007                                 250,000
          December 31, 2007                                 250,000
          March 31, 2008                                  5,000,000
          June 30, 2008                                  10,000,000
          Tranche B Maturity Date                        31,000,000

Amounts repaid on account of the Term Loans pursuant to this subsection or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date of such prepayment in the case of a prepayment in full of the Term Loans.

(f) Notwithstanding the provisions of subsections 4.4(a) or 4.4(b), with respect to the amount of any prepayment described therein that is allocated to the then outstanding Tranche B Term Loans (such amount, the "Tranche B Prepayment Amount"), the Administrative Agent shall promptly provide to each Tranche B Lender a notice (each a "Tranche B Prepayment Option Notice") as described below. Each Tranche B Prepayment Option Notice shall be in writing, shall refer to this subsection 4.4(f) and shall (i) set forth the Tranche B Prepayment Amount and the portion thereof that the applicable Tranche B Lender will be entitled to receive if it accepts such mandatory prepayment in accordance with this subsection 4.4(f), (ii) state that the Borrower is offering to prepay on a specified date (each a "Tranche B Prepayment Date"), which shall be not less than four days or more than six days after the date of the Tranche B Option Prepayment Notice, the Tranche B Term Loans of such Tranche B Lender in an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Tranche B

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

Lender's Tranche B Prepayment Option Notice as being applicable to such Tranche B Lender, (iii) request such Tranche B Lender to notify the Borrower and the Administrative Agent in writing, no later than the second day prior to the Tranche B Prepayment Date, of such Tranche B Lender's acceptance or rejection of such offer of prepayment, (iv) inform such Tranche B Lender that failure by such Tranche B Lender to accept or reject such offer in writing on or before the second day prior to the Tranche B Prepayment Date shall be deemed an acceptance of such prepayment offer and (v) in the case of a voluntary prepayment pursuant to subsection 4.4(a), inform such Tranche B Lender that the Borrower may refuse its rejection of such offer of prepayment, in which case such Tranche B Lender shall be deemed to have accepted such prepayment offer. Each Tranche B Prepayment Option Notice shall be given by telecopy, confirmed by hand delivery, overnight courier service or registered or certified mail, in each case addressed as provided in subsection 11.2. On the Tranche B Prepayment Date, the Borrower shall pay the Administrative Agent in immediately available funds the aggregate amount necessary to prepay the portion of the Tranche B Prepayment Amount in respect of which the Tranche B Lenders have accepted prepayment as described above (such Tranche B Lenders, the "Accepting Tranche B Lender"), and the Administrative Agent shall apply such amount on behalf of the Borrower pro rata against the remaining installments of principal due in respect of the Tranche B Term Loans of the Accepting Tranche B Lenders. The Tranche B Prepayment Amount remaining after the payment of the amount described in the immediately preceding sentence shall be allocated to the then outstanding Tranche A Term Loans and applied to the remaining installments thereof on a pro rata basis.

Section 4.5. Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(c) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an Alternate Base Rate Loan at the end of the then- current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2), and any such overdue amount shall, without limiting the rights of the Lenders under Section 9, bear interest (which shall be payable on demand) at a rate per annum which is 2% plus the Alternate Base Rate plus the Applicable Margin (or, in the case of a Eurodollar Loan, the Eurodollar Rate for the Interest Period plus the Applicable Margin plus

2%, if higher) from the date of such non-payment until paid in full (as well after as before judgment).

(d) Except as otherwise expressly provided for in this subsection 4.5, interest shall be payable in arrears on each Interest Payment Date.

Section 4.6. Computation of Interest and Fees. (a) Interest in respect of Alternate Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Prime Rate, and all fees hereunder shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans and in respect of Alternate Base Rate Loans at any time that the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

Section 4.7. Certain Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, a non-refundable agent's fee in an amount previously agreed to with the Administrative Agent, payable in advance on the Effective Date and on the first day of each fiscal year of the Borrower thereafter.

Section 4.8. Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Borrower has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Administrative Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to the Borrower and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted on the last day of the then current Interest Period applicable thereto into Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

Section 4.9. Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Borrower from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

(b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any other Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

(i) If the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement and the other Credit Documents; second, to the payment of all expenses due and payable under subsection 11.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of fees due and payable under subsections 3.2 and 3.9, ratably among the Lenders in accordance with the Commitment Percentage of each Lender of the Commitment for which such payment is owed and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.9; fourth, to the payment of interest then due and payable on the Loans and the L/C Obligations ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations which is then due and payable ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender; or

(ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of all amounts described in clauses "first" through "third" of the foregoing clause (i) in the order set forth therein; second, to the payment of the interest accrued on all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount of all Loans and L/C Obligations then due and payable and owed to such Lender; and third, to the payment of the principal amount of all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to such Lender.

(c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, (i) any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

(A) in the case of any such payment made on any date when and to the extent that in the determination of the Administrative Agent the Borrower would be able under the terms and conditions hereof to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders; and

(B) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

(ii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made. The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to subparagraph (i)(A) of this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

(d) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 4.9(b) upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the

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

next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent in accordance with subsection 4.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.9(e) shall be conclusive absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder (in lieu of any otherwise applicable interest), on demand, from the Borrower, without prejudice to any rights which any such Borrower or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 4.9 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

(f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

(g) All payments and optional prepayments (other than prepayments as set forth in subsection 4.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

Section 4.10. Illegality. Notwithstanding any other provision herein, if
(i) any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement, shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended

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

until such time, if any, as such illegality shall no longer exist and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. The Borrower hereby agrees to pay any Lender, promptly upon its demand, any amounts payable pursuant to subsection 4.12 in connection with any conversion in accordance with this subsection 4.10 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to the Borrower through the Administrative Agent, to be conclusive absent manifest error).

Section 4.11. Requirements of Law. (a) In the event that any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date that any lender becomes a Lender party to this
Agreement:

(i) does or shall subject any such Lender or its Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) net income and franchise taxes imposed on the net income of such Lender or its Eurodollar Lending Office by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Lender or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Lenders subject to such other system of taxation are not generally charged to borrowers from such Lenders having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

(ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

(iii) does or shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

(b) In the event that any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement with respect to any such Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower of such Change in Law as provided in paragraph (c) of this subsection 4.11, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis, as the case may be, for such reduction.

(c) The Borrower shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 4.11 unless such Lender has given written notice to the Borrower, through the Administrative Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender has notified the Borrower through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 4.11, the Borrower at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 4.12, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 4.11 with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from any Borrower under this subsection 4.11, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d) Each Lender (and in case of an Assignee on the date it becomes a Lender) that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax

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

purposes either (1) in the case of a Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to each Borrower (for the benefit of the Borrower and the Administrative Agent) that under applicable law and treaties no taxes are required to be withheld by any Borrower or the Administrative Agent with respect to any payments to be made to such Lender in respect of the Loans or the L/C Participating Interests, (ii) agrees to furnish to the Borrower, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Borrower and the Administrative Agent), to the extent it may lawfully do so at such times, to provide the Borrower, with a copy to the Administrative Agent, a new Form W-8ECI or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to each Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agrees to furnish to the Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit J hereto (any such certificate, a "Subsection 4.11(d)(2) Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, certifying to such Lender's legal entitlement at the Effective Date to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement. Notwithstanding any provision of this subsection 4.11 or 4.9(d) to the contrary, the Borrower shall have no obligation to pay any amount to or for the account of any Lender (or the Eurodollar Lending Office of any Lender) on account of any taxes pursuant to this subsection 4.11, to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this subsection 4.11, (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this subsection 4.11(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Lender making the representation and covenants set forth in subsection 4.11(d)(2), which payment would not be subject to such taxes were such Lender eligible to make and comply with, and actually made and complied with, the representation and covenants set forth in subsection 4.11(d)(1) hereinabove.

(e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Administrative Agent, to the Borrower, shall be conclusive in the absence of manifest error. The covenants contained in this subsection
4.11 shall survive the termination of this Agreement and repayment of the Loans.

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

Section 4.12. Indemnity. The Borrower agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with subsection 4.1 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Borrower has given notice in accordance with subsection 4.2, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with subsection 4.4 or (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, as a result of subsection 4.4 and/or a conversion pursuant to subsection 4.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit). The Borrower also agrees to indemnify and hold each Lender harmless from any loss or expense (including but not limited to clean-up costs, natural resources damages or restoration costs, and reasonable environmental consultants' and experts' fees) arising under or relating to Environmental Laws in connection with the operations of the Borrower or any of its Subsidiaries, including but not limited to any loss or expense arising from or relating to personal injury or property damage, statutory or common law claims, actions or proceedings seeking money damages or injunctive relief in connection with existing or planned tower locations, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA") or similar state laws, any presence, Release or threatened Release of, or exposure to, any Hazardous Material, any actual or alleged failure to comply with any Environmental Law or Environmental Permit, and any liability (contingent or otherwise) that may have been assumed or retained under the terms of any contract or agreement or by operation of law;

provided, however, that such indemnity shall not be available to any Lender for the portion of any such loss or expense that may result directly and solely from such Lender's actions. This covenant shall survive termination of this Agreement and repayment of the Loans.

Section 4.13. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, (ii) the principal amount of the Tranche A Term Loan of such Lender, in seventeen consecutive installments, payable on each Tranche A Installment Payment Date, in accordance with subsection 4.4(d) (or the then unpaid principal amount of such Tranche A Term Loan on the date that the Tranche A Term Loans become due and payable pursuant to Section 9), (iii) the principal amount of the Tranche B Term Loan of such Lender, in nineteen consecutive installments, payable on each Tranche B Installment Payment Date, in accordance with subsection 4.4(e) (or the then unpaid principal amount of such Tranche B Term Loan on the date that the Tranche B Term Loans become due and payable pursuant to Section 9), and (iv) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on

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

the Revolving Credit Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in subsection 4.5.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded
(i) the amount of each Revolving Credit Loan, Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender or to repay any other obligations in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), (ii) a promissory note of the Borrower evidencing the Tranche A Term Loan of such Lender, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (a "Tranche A Term Note"), (iii) a promissory note of such Borrower evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a

"Tranche B Term Note"), and/or (iv) in the case of the Swing Line Lender, a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the "Swing Line Note").

Section 4.14. Replacement of Lenders. In the event any Lender or the Issuing Lender is a Non-Funding Lender, exercises its rights pursuant to subsection 4.10 or requests payments pursuant to subsections 3.10 or 4.11, the Borrower may require, at the Borrower's expense (including payment of any processing fees under subsection 11.6(e)) and subject to subsection 4.12, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 11.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the

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

time owing to it hereunder and its Notes and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Borrower shall have paid to the assigning Lender or the Issuing Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 3.10, 4.10, 4.11 and 4.12) and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

SECTION 5. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lender to issue, and the Participating Lenders to participate in, the Letters of Credit, the Borrower hereby represents and warrants to each Lender and the Administrative Agent as of the Effective Date and as of the making of any extension of credit hereunder:

Section 5.1. Financial Condition. (a) The unaudited consolidated balance sheets of the Borrower at September 30, 1999 and the unaudited statements of income and cash flows for the nine month period ended September 30, 1999, certified by Responsible Officers of the Borrower copies of which have heretofore been furnished to each Lender, present fairly in all material respects and in accordance with GAAP (in all material respects) the financial position, results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods (subject to normal year end adjustments). All such financial statements have been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein). The Borrower did not have, at September 30, 1999 any material Contingent Obligation, contingent liability or liability for taxes, or any long- term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

(b) The unaudited consolidated pro forma balance sheets of Holdings and the Borrower and its consolidated Subsidiaries, as of November 30, 1999, certified by Responsible Officers of Holdings and the Borrower (the "Pro Forma Balance Sheet"), copies of which have been furnished to each Lender, are the unaudited balance sheets of Holdings and the Borrower and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on the date set forth therein) to (i) the Acquisition, the other Transactions and each of the other transactions contemplated hereby and by the Asset Purchase Agreement and (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Effective Date and all Indebtedness that Holdings and the Borrower and its consolidated Subsidiaries expect to incur, and the payment of all amounts Holdings and the Borrower and its consolidated Subsidiaries expect to pay, in connection with the Acquisition. The Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions in accordance with GAAP and is based on the best information available to Holdings and the Borrower as of the date of delivery thereof and reflects in all material respects on a pro forma basis the financial position of the Holdings and the Borrower and its consolidated Subsidiaries as of November 30, 1999, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred as of November 30, 1999.

Section 5.2. No Change. Since September 30, 1999, (a) there has been no change, and (as of the Effective Date only) no development or event, which has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole (provided, however, that the incurrence by the Borrower of negative cash flows substantially in accordance with the projections in the Information Memorandum shall not by itself constitute such a material adverse effect), (ii) the ability of the Borrower and its Subsidiaries to perform their obligations under the Credit Documents and with respect to the other financings contemplated hereby or (iii) the rights and remedies of the Lenders under the Credit Documents and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, repurchased or otherwise acquired for value by the Borrower or any of its Subsidiaries, except as permitted under this Agreement.

Section 5.3. Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries, taken as a whole, and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any governmental authority or instrumentality, domestic or foreign (including, without limitation, those related to Hazardous Materials and substances), except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries has received any written communication from a Governmental Authority that alleges that the Borrower or any of its respective Subsidiaries is not in compliance with federal, state, local or foreign laws, ordinances, rules and regulations except to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Holdings, the Borrower and its Subsidiaries taken as a whole.

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Section 5.4. Power; Authorization. Each of Holdings, the Borrower and its
Subsidiaries has the power and authority to make, deliver and perform each of the Credit Documents to which it is a party, and the Borrower has the power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each of Holdings, the Borrower and its Subsidiaries has taken all necessary action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and the Borrower has taken all necessary action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by Holdings, the Borrower or any of its Subsidiaries, or for the validity or enforceability (in accordance with its terms in the United States) against Holdings, the Borrower or any of their respective Subsidiaries, of any Credit Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except (i) such consents, authorizations and filings, the failure to obtain or perform (x) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries taken as a whole and
(y) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder, and (ii) such filings as are necessary to perfect the Liens of the Lenders created pursuant to this Agreement and the Security Documents.

Section 5.5. Enforceable Obligations. This Agreement and the Asset Purchase Agreement have been, and each of the other Credit Documents and the Sprint Agreements and any other agreement to be entered into by any Credit Party pursuant to the Asset Purchase Agreement will be, duly executed and delivered on behalf of each Credit Party that is party thereto. This Agreement and the Asset Purchase Agreement each constitutes, and each of the other Credit Documents and the Sprint Agreements and any other agreement to be entered into by any Credit Party pursuant to the Asset Purchase Agreement will constitute upon execution and delivery, the legal, valid and binding obligation of each Credit Party that is party thereto, and is enforceable against each Credit Party that is party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.6. No Legal Bar. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Asset Purchase Agreement (including the Transactions) and the Credit Documents, (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon each of Holdings, the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of Holdings, the Borrower or any such Subsidiary taken as a whole to perform its obligations under the Credit Documents, the Asset Purchase Agreement, and any other agreement to be entered into in connection with the Transactions, to which it is a party, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender, or (iii) would have a material adverse

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effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries taken as a whole, and
(b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents and Permitted Liens.

Section 5.7. No Material Litigation. No litigation by, investigation known to the Borrower by, or proceeding of, any Governmental Authority is pending against Holdings, the Borrower or any of its Subsidiaries (including after giving effect to the Acquisition) with respect to the validity, binding effect or enforceability of the Asset Purchase Agreement, any of the Sprint Agreements, any Credit Document, the Loans made hereunder, the use of proceeds thereof, or of any drawings under a Letter of Credit and the other transactions contemplated hereby or by the Asset Purchase Agreement (including the Transactions). No lawsuits, claims, proceedings or investigations are pending or, to the best knowledge of the Borrower, threatened against or affecting Holdings, the Borrower or any of its Subsidiaries or any of their respective properties, assets, operations or businesses (including after giving effect to the Acquisition), in which there is a probability of an adverse determination, and is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries, taken as a whole.

Section 5.8. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

Section 5.9. Federal Regulation. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation T, U or X of the Board. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

Section 5.10. No Default. The Borrower and its Subsidiaries have performed all material obligations required to be performed by them under their respective Contractual Obligations (including after giving effect to the Acquisition) and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries (including after giving effect to the Acquisition and the other Transactions) is in default under any material judgment, order or decree of any Governmental Authority, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

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Section 5.11. Taxes. Except as set forth on Schedule 5.11, each of Holdings, the
Borrower and its Subsidiaries (including after giving effect to the Acquisition and the other Transactions) has filed or caused to be filed all material tax returns which, to the knowledge of Holdings and the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries (including after giving effect to the Acquisition and the other Transactions), as the case may be); and no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no written claim is being asserted, with respect to any such tax, fee or other charges.

Section 5.12. Subsidiaries. After giving effect to the consummation of the Acquisition and the other Transactions, the Subsidiaries of the Borrower and their jurisdictions of incorporation on the date hereof shall be as set forth on
Schedule 5.12.

Section 5.13. Ownership of Property; Liens. As of the Effective Date and as of the making of any extension of credit hereunder (subject to transfers and dispositions of property permitted under subsection 8.5), each of the Borrower and its Subsidiaries has good and valid title to all of its material assets (other than real property or interests in real property) in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, as of the Effective Date, each of the Borrower and its Subsidiaries has (i) fee title to all of the real property listed on Schedule
5.13 under the heading "Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and, in the case of any such leasehold estates located in the United States, listed on Schedule 5.13 under the heading "Leased Properties" (each, a "Leased Property"), in each case, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens and (B) as to Leased Property, the terms and provisions of the respective lease therefor, including, without limitation, the matters set forth on Schedule 5.13, and any matters affecting the fee title and any estate superior to the leasehold estate related thereto. The Fee Properties and the Leased Properties constitute, as of the Effective Date, all of the real property owned in fee or leased by the Borrower and its Subsidiaries in the United States.

Section 5.14. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that would result in a material liability to the Borrower or any of its Subsidiaries, and each Plan (other than a Multiemployer Plan) has complied during such period in all material respects with the applicable provisions of ERISA and the Code. Neither the Borrower nor any Commonly Controlled Entity has been involved in any transaction that would cause the Borrower or any of its Subsidiaries to be subject to material liability with respect to a Plan (other than benefits to be paid thereunder) to which the Borrower or any of its

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Subsidiaries or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made or deemed made; or incurred any material liability under Title IV of ERISA which would become or remain a material liability of the Borrower, or any of its Subsidiaries after the Effective Date. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that would result in a material liability to the Borrower or any of its Subsidiaries. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, materially exceed the value of the assets of such Plan allocable to such accrued benefits that would result in a material liability to Holdings, the Borrower or any of its Subsidiaries. Neither the Borrower, nor any of its Subsidiaries nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Holdings, the Borrower, nor any of its Subsidiaries nor any Commonly Controlled Entity would become subject to any liability under ERISA as a result of a complete withdrawal of the Borrower or any of its Subsidiaries or any such Commonly Controlled Entity from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in either case that would result in a material liability to the Borrower, or any of its Subsidiaries. To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, its Subsidiaries and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount that would result in a material liability to the Borrower or any of its Subsidiaries except as disclosed in the audited financial statements of the Business provided to the Lenders prior to the Effective Date. For purposes of this subsection 5.14, a material liability shall exceed $5,000,000.

Section 5.15. Collateral Documents. (a) Upon execution and delivery thereof by the parties thereto, the Collateral Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein (to the extent such matter is governed by the law of the United States or a jurisdiction therein) and, when stock certificates representing or constituting the pledged stock described in the Collateral Agreement are delivered to the Administrative Agent, such security interest shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein (to the extent such matter is governed by the law of the United States or a jurisdiction therein).

(b) Upon execution and delivery thereof by the parties thereto, the Collateral Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein (to the extent such matter is governed by the law of the United States or a jurisdiction therein), and Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 5.15(b), or arrangements have been made for such filing in such jurisdictions,

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and upon such filing, and upon the taking of possession by the Administrative
Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Permitted Liens, constitute perfected first priority liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

(c) Upon execution and delivery thereof by the Borrower, each Mortgage will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon recording the Mortgages in the jurisdictions listed on Schedule 5.13 (or, in the case of a Mortgage delivered pursuant to subsection 7.9, the jurisdiction in which the property covered by such Mortgage is located), such security interests will, subject to the existence of Permitted Liens, constitute first liens on, and perfected security interests in, all rights, title and interest of the debtor party thereto in the collateral described therein.

Section 5.16. Copyrights, Patents, Permits, Trademarks and Licenses . Schedule
5.16 sets forth a true and complete list as of the Effective Date of all material registered trademarks, trade names, service marks, patents, pending patent applications and registered copyrights and applications therefor owned, used or filed by or licensed to the Borrower and its Subsidiaries (after giving effect to the Acquisition) and, with respect to registered trademarks (if any), contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth on
Schedule 5.16, the Borrower or one of its Subsidiaries (after giving effect to the Acquisition) owns or has the right to use, registered trademarks, trade names, service marks, patents, pending patent applications and copyrights and applications therefor referred to in such Schedule. Except as set forth on
Schedule 5.16, to the best knowledge of the Borrower, no claims are pending by any Person with respect to the ownership, validity, enforceability or the Borrower's or any Subsidiary's use of any such registered trademarks, trade names, service marks, patents, pending patent applications and copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign, except to the extent such claims could not reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

Section 5.17. Environmental Matters. Except insofar as any exceptions to the following, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, conditions (financial or otherwise) or operations of Holdings, the Borrower and its Subsidiaries taken as a whole:

(a) to the best knowledge of the Borrower, the properties owned, leased, or otherwise operated by the Borrower or any of its Subsidiaries do not contain, and have not previously contained, at, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that

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constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws;

(b) to the best knowledge of the Borrower, the properties owned or leased, or otherwise operated by the Borrower or any of their respective Subsidiaries and all operations and facilities at such properties are and have been in compliance with all Environmental Laws, have and are in compliance with, and have been in compliance with, all required Environmental Permits and zoning permits and approvals, and there is no contamination or violation of any Environmental Law, or failure to have or maintain compliance with any Environmental Permits or zoning permits or approvals, which could interfere with the continued operation of, or impair the fair saleable value of, such property;

(c) neither the Borrower nor any of their respective Subsidiaries has received or is aware of any notice, claim, demand, request for information, complaint, notice of violation, alleged violation, investigation or potential liability under Environmental Laws against, affecting or otherwise with regard to the Borrower or their respective Subsidiaries, nor does the Borrower or any of their respective Subsidiaries have knowledge that any such action or liability is being contemplated, considered or threatened;

(d) no Hazardous Materials have been Released, generated, treated, stored or disposed of in, at, on, under or from any properties presently or formerly owned, leased, or otherwise operated by the Borrower or any of their respective Subsidiaries, nor have any Hazardous Materials been transported from any such property, or come to be located at any other property; and

(e) there are no governmental investigations, actions or proceedings pending or, to the best knowledge of the Borrower, threatened under any Environmental Law to which the Borrower or any of their respective Subsidiaries is a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations by the Borrower or any of their respective Subsidiaries, outstanding under any Environmental Law.

Section 5.18. Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 5.1, the Credit Documents (including the schedules thereto), the Asset Purchase Agreement and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Borrower, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than Holdings, the Borrower or any of their

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respective Subsidiaries; provided, that, with respect to projected financial information, the Borrower represents only that such information has been and will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time.

Section 5.19. Holdings. Holdings is a company organized under the laws of Delaware on behalf of the Investors in connection with the Transactions and has not carried on any activities, incurred any liabilities, assumed any obligations or acquired any assets prior to the Effective Date other than those incident to its formation and the transactions contemplated by the Credit Documents and the Transactions.

Section 5.20. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's computer systems, as so reprogrammed, has been completed in all material respects. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) would not reasonably be expected to result in a Default or Event of Default or a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower is and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct their respective businesses without resulting in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

SECTION 6. CONDITIONS PRECEDENT

Section 6.1. Closing Date Conditions to Initial Loans and Letters of Credit. The first of the following to occur (i) the obligation of each Lender to make its initial Loans, and (ii) the obligation of the Issuing Lender to issue the first Letter of Credit is subject (in addition to the conditions set forth in Section 6.2) to the satisfaction, waiver or deemed waiver by such Lender, immediately prior to or on the date hereof, as the case may be, of the following conditions:

(a) Asset Purchase Agreement and Certain Other Agreements. The Administrative Agent shall have received copies of executed counterparts of the Asset Purchase Agreement, the Stock Exchange Agreement and each of the Sprint Agreements, including all amendments, waivers and modifications thereof, and all schedules and exhibits thereto, certified as being complete and correct as of the date hereof by a Responsible Officer of the Borrower.

(b) Consent and Agreement. Sprint PCS, affiliates of Sprint PCS that are party to or bound by the Sprint Agreements and the Borrower shall have executed and delivered the Consent and Agreement with the Administrative Agent, acting for the Lenders, and the Consent and Agreement shall be in full force and effect.

(c) Certain Transactions. (i) Holdings shall have received at least approximately $134,400,000 in net cash proceeds from the sale to the Investors of shares

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of common stock of Holdings pursuant to the Formation and at least $100,000,000 of such proceeds shall have been contributed by the Sponsor, (ii) the Borrower shall have received a cash capital contribution from Holdings equal to at least approximately $134,400,000, (iii) the Stock Exchange shall have been consummated, (iv) the Investors shall own and control at least 79% of the voting Capital Stock of Holdings and the Existing Shareholders will own and control the remaining Capital Stock of Holdings, (v) Holdings shall own and control 100% of the Capital Stock of the Borrower and no material provision of the Asset Purchase Agreement shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

(d) Litigation. There shall be no actions, suits, injunctions, restraining orders or proceedings pending, entered or threatened against any Credit Party
(i) with respect to the Acquisition, this Agreement or any other Credit Document or the other transactions contemplated hereby or thereby (including the Transactions) or (ii) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a material adverse effect on (x) the Acquisition, the Sprint Agreements, the Consent and Agreement, the other Transactions or the business, assets, condition (financial or otherwise) or results of operations of the Credit Parties and their subsidiaries taken as a whole, (y) the rights or remedies of the Lenders hereunder or under any other Credit Document or (z) on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document or financing agreement.

(e) Financial Statements. The Lenders shall have received unaudited consolidated financial statements of the Borrower as of September 30, 1999, and for the partial fiscal year then ended, and such financial statements shall not disclose any material indebtedness or liabilities not disclosed to the Administrative Agent on or prior to November 12, 1999 and shall not otherwise be materially inconsistent with the information disclosed to the Administrative Agent on or prior to November 12, 1999.

(f) Transaction Costs and Expenses. The Administrative Agent shall be satisfied that the aggregate level of fees and expenses to be paid in connection with the Acquisition, the other Transactions, and the other transactions contemplated hereby (including pursuant to or in connection with the agreements referenced in Section 11.14(a)) shall not exceed approximately $36,000,000.

(g) Outstanding Indebtedness and Preferred Stock. After giving pro forma effect to the Transactions and the other transactions contemplated hereby, the Borrower and its subsidiaries shall have outstanding no preferred stock (other than, if the Subordinated Debt is issued by Holdings, Back to Back Preferred Stock issued by the Borrower) and no indebtedness or material contingent liabilities other than (i) the Subordinated Debt, (ii) the Loans and other extensions of credit hereunder and (iii) the Indebtedness set forth on Schedule 6.1(g).

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(h) Contractual Restrictions. Neither the Borrower nor any of its Subsidiaries
shall be subject to any contractual or other restrictions that would be violated by the Acquisition or the other transactions contemplated hereby, including the granting of security interests and guarantees required by this Agreement, except to the extent that any such violation would not reasonably be expected to have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of the Holdings, Borrower and its Subsidiaries, taken as a whole, (ii)(A) the validity or enforceability of this Agreement or the other Credit Documents, the Sprint Agreements or the Consent and Agreement, or (B) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, or (iii) the ability of Holdings or the Borrower and its Subsidiaries taken as a whole to satisfy their obligations hereunder or thereunder.

(i) Employee Benefit and Environmental Matters. The Administrative Agent shall be reasonably satisfied with the status of all employee benefit and environmental matters involving the Borrower and its Subsidiaries.

(j) Capitalization; Capital Structure. The Administrative Agent shall be reasonably satisfied with the corporate and capital structure and equity ownership of the Borrower and its subsidiaries (excluding the identity and amount of equity contribution of any investor) after giving pro forma effect to the Transactions and the other transactions contemplated hereby and with all tax matters relating to the Transactions. The terms, conditions and documentation of all equity securities of the Borrower and its Subsidiaries to be outstanding at or after the Effective Date, the certificate of incorporation, by-laws, other governing documents and the corporate and capital structure of the Borrower, and its Subsidiaries, in each case after giving pro forma effect to the consummation of the Acquisition, shall be in form and substance reasonably satisfactory to the Administrative Agent.

(k) Business Plan. The Lenders shall have received a ten-year business plan of the Borrower, with quarterly projections for the four year period following the anticipated Effective Date, which shall be satisfactory to the Lenders.

(l) Fees. The Administrative Agent, the Documentation Agent, the Senior Managing Agents and the Lenders shall have received all fees, expenses and other consideration presented for payment on or before the date hereof.

(m) Collateral Agreement. The Administrative Agent shall have received the Collateral Agreement executed and delivered by a duly authorized officer of the parties thereto, together with stock certificates representing 100% (or 65%, in the case of Foreign Subsidiaries of the Borrower) of all issued and outstanding certificated shares of Capital Stock of each Subsidiary of the Borrower, and undated stock powers for each certificate, executed in blank and delivered by a duly authorized officer of the applicable pledgor and the acknowledgment and consent of the issuer thereunder in the form annexed thereto.

(n) Parent Guarantee and Parent Pledge Agreement. The Administrative Agent shall have received the Parent Guarantee and the Parent Pledge Agreement, each

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executed and delivered by a duly authorized officer Holdings, together with stock certificates representing 100% of all issued and outstanding shares of Capital Stock of the Borrower and undated stock powers for each certificate, executed in blank and delivered by a duly authorized officer of the applicable pledgor and the acknowledgment and consent of the issuer thereunder in the form annexed thereto.

(o) Subsidiary Guarantee. The Administrative Agent shall have received a Subsidiary Guarantee, executed and delivered by a duly authorized officer of each of the Subsidiaries of the Borrower (other than Special Purpose Subsidiaries and Foreign Subsidiaries of the Borrower).

(p) Insurance. The Administrative Agent shall have received (i) a schedule describing all insurance maintained by the Borrower and their respective Subsidiaries pursuant to subsection 7.5, and (ii) binders (or other customary evidence as to the obtaining and maintenance by the Borrower of such insurance) for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

(q) ommitment Letter. The Borrower shall have executed a commitment letter providing for gross proceeds of at least $100,000,000 of Subordinated Debt on terms and conditions and with parties satisfactory to the Administrative Agent.

(r) Legal Opinion Regarding Sprint Agreements. The Administrative Agent shall have received, dated as of the date hereof and addressed to the Administrative Agent and the Lenders, opinions of Jonathan M. Chambers and Don A. Jensen, counsel to Sprint PCS and its Subsidiaries, in a form approved of and satisfactory to the Administrative Agent stating that the Asset Purchase Agreement and each of the Sprint Agreements constitute the legal, valid and binding obligation of Sprint PCS and its Subsidiaries, as applicable, enforceable in accordance with its terms, except in each case, as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

The execution and delivery of this Agreement by the Lenders and the Administrative Agent shall be deemed to evidence the satisfaction of the Lenders and the Administrative Agent with such of the matters referenced in this Section
6.1 as shall have been disclosed and made available to the Administrative Agent prior to the date hereof. The execution and delivery of this Agreement by the Borrower shall constitute its representation and warranty that the conditions set forth in this Section 6.1 have been satisfied on or prior to the date hereof (without regard to any requirement therein that any matter be satisfactory to the Administrative Agent or the Lenders).

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Section 6.2. Effective Date Conditions to Initial Loans and Letters of Credit.
The obligation of each Lender to make its Loans, and the obligation of the Issuing Lender to issue any Letter of Credit, on the Effective Date are subject to the satisfaction, or waiver by such Lender, immediately prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit, as the case may be, of the following conditions:

(a) Acquisition; Stock Transaction; Other Transactions. The Acquisition, the Stock Transactions and the other Transactions shall be consummated in accordance with applicable law, the Asset Purchase Agreement and the Stock Exchange Agreement and other relevant documentation previously examined by the Administrative Agent, without giving effect to any material amendments to or waivers of such documentation not approved by the Agents (such approval not to be unreasonably withheld or delayed).

(b) Material Adverse Change. There shall not have been any change, or development or event, since September 30, 1999 which has or could reasonably be expected to have a Material Adverse Effect.

(c) Fees. The Administrative Agent, the Documentation Agent, the Senior Managing Agents and the Lenders shall have received all fees, expenses and other consideration presented for payment required to be paid or delivered on or before the Effective Date.

(d) Lien Searches; Lien Perfection. (i) The Administrative Agent shall have received the results of a search of Uniform Commercial Code, tax and judgment filings made with respect to the Borrower in the jurisdictions set forth on
Schedule 5.15(b), together with copies of financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens and (ii) the Administrative Agent shall have received duly executed financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents.

(e) Legal Opinion. The Administrative Agent shall have received, dated the Effective Date and addressed to the Administrative Agent and the Lenders, an opinions of Gibson, Dunn & Crutcher LLP and Hage & Hobaica, LLP, each counsel to the Credit Parties, in substantially the forms of Exhibit K-1 and K-2, respectively, with such changes thereto as may be approved by the Administrative Agent and its counsel and such other opinions as the Administrative Agent may require from special FCC counsel to the Borrower.

(f) Closing Certificate. The Administrative Agent shall have received a Closing Certificate of each Credit Party dated the Effective Date, in substantially the form of Exhibits L-1 and L-2, respectively, with appropriate insertions and attachments, in form and substance satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary (or other

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appropriate officers or representatives) of Holdings, the Borrower and its
Subsidiaries, respectively.

(g) Solvency Certificate. The Administrative Agent shall have received a certificate of the chief financial officer of (and rendered on behalf of) Holdings and the Borrower in form and substance reasonably satisfactory to it which shall document the solvency of the Holdings, Borrower and its Subsidiaries, taken as a whole, on and as of the Effective Date after giving effect to the consummation of the Acquisition, the Transactions and the other transactions and related financings contemplated to take place on or before the Effective Date.

(h) Consents, Approvals and Filings. Except for the financing statements contemplated by the Collateral Agreement and the Mortgages, on the Effective Date, all necessary governmental and other third party authorizations, consents, approvals or waivers required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, or otherwise in connection with the transactions contemplated by the Credit Documents and the Asset Purchase Agreement (including the Loans, the Acquisition, the Stock Transactions and the Other Transactions), shall have been obtained or made and remain in full force and effect (except where the failure to do so would not reasonably be expected to have a material adverse effect on
(x) the business, operations, property, condition (financial or otherwise) of Holdings, the Borrower and its Subsidiaries, taken as a whole, or (y) (I) the validity or enforceability of this Agreement, any of the Notes or the other Credit Documents or (II) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes materially adverse conditions upon the consummation of such transactions.

(i) Sprint Agreements. The Sprint Agreements shall be in full force and effect and no party thereto shall have defaulted in any significant respect in the performance of its obligations thereunder. Each amendment, waiver or modification of the Sprint Agreements shall have been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

(j) Consent and Agreement. The Consent and Agreement shall be in full force and effect.

(k) FCC Licenses. Any Licenses owned by the Borrower or any of its Subsidiaries shall have been contributed to one or more License Subsidiaries and the Borrower shall have entered into Special Purpose Subsidiary Funding Agreement with each such License Subsidiary.

(l) Other Documents. The Administrative Agent shall have received such other legal opinions, corporate documents and other instruments as it may reasonably

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request in connection with any development or change occurring after the date hereof which in the opinion of the Administrative Agent is potentially adverse to the Lenders.

(m) No Adverse Developments. As of the Effective Date, there shall not have been any material adverse change in, or material adverse development affecting, the status of the conditions satisfied on the date hereof referred to in paragraphs
(f), (g), (j) and (k) of Section 6.1, except as are attributable to transactions effected after the date hereof that do not violate any applicable provisions of this Agreement.

(n) Real Estate. (i) The Borrower shall have transferred to a Real Property Subsidiary or granted a mortgage to the Administrative Agent with respect to all Real Property Assets and Real Property-Related Equipment other than Real Property Assets constituting rights under leases that as of the date hereof prohibit such transfer (without regard to any such prohibition which contains exceptions if the obligations under the applicable lease were to be assumed or guaranteed by the Borrower or its Subsidiaries, (ii) the Borrower and its Subsidiaries shall have used their best efforts (but without the making of any concession or the payment of money (other than out of pocket expenses and the reasonable fees and expenses of any lessor's counsel) or other consideration) to
(x) obtain any necessary consents and (y) transfer any remaining Real Property Assets and (iii) each Real Property Subsidiary shall have entered into Special Purpose Subsidiary Funding Agreement with the Borrower.

(o) Pro Forma Financial Statements. The Lenders shall have received a satisfactory pro forma consolidated balance sheet of the Borrower as of the Effective Date giving effect to the Transactions, and the Lenders shall be reasonably satisfied that such balance sheet is not materially inconsistent with the information or projections and the financial model delivered to the Lenders on or prior to November 12, 1999. The Borrower shall also have provided such other financial information as the Administrative Agent may reasonably request in connection with the Transactions.

Section 6.3. Conditions to All Loans and Letters of Credit. The obligation of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

(a) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 5 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

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(c) Further Real Estate Condition. To the extent that the aggregate amount of
Loans and Letters of Credit then outstanding exceeds $80,000,000 or would exceed $80,000,000 as a result of the making of such Loan or the issuance of such Letter of Credit, the Further Real Estate Condition shall have been satisfied.

Each borrowing by the Borrower hereunder and the issuance of each Letter of Credit by the Issuing Lender hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or issuance that the conditions in clauses (a), (b) and (c) and of this subsection 6.3 have been satisfied.

SECTION 7. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Credit Documents, it shall, and, in the case of the agreements contained in subsections
7.3 through 7.6, and 7.8 through 7.9, the Borrower shall cause each of its Subsidiaries to:

Section 7.1. Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly furnish to each Lender):

(a) as soon as available, but in any event within 95 days after the end of each fiscal year of Holdings and the Borrower to end after the Effective Date, a copy of the audited consolidated balance sheets of Holdings and the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of Holdings and the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form to the extent available the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of Holdings and the Borrower to end after the Effective Date, the unaudited consolidated balance sheets of Holdings and the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of Holdings and the Borrower and its Subsidiaries for such quarterly period and the portion of the fiscal year of Holdings and the Borrower through such date, setting forth in each case in comparative form, to the extent available, the figures for the corresponding quarter in, and year to date portion of, the previous year, and the figures for such periods in the budget prepared by Holdings and the Borrower and furnished to the Administrative Agent, certified by the

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chief financial officers, controller or treasurer of Holdings and the Borrower as being fairly stated in all material respects;

(c) as soon as available, but in any event not later than 45 days after the beginning of each fiscal year of Holdings and the Borrower to end after the Effective Date, to which such budget relates, a preliminary consolidated operating budget for Holdings and the Borrower and its Subsidiaries taken as a whole, including quarterly breakdowns and quarterly comparisons, to the extent available, thereof; and as soon as available, any material revision to or any final revision of any such preliminary annual operating budget or any such consolidated operating budget; and

(d) concurrently with the delivery of financial statements pursuant to subsection 7.1(a) or (b), a certificate of the chief financial officer or treasurer of Holdings and the Borrower setting forth, in reasonable detail, computations with respect to compliance with each of the covenants in subsections 8.7 and 8.9 as of the last day of or for the fiscal period covered by such financial statements; all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and (except in the case of the statements referred to in paragraphs (c) and (d) of this subsection 7.1) in accordance with GAAP.

Section 7.2. Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly deliver to each Lender):

(a) concurrently with the delivery of the consolidated financial statements referred to in subsection 7.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default under subsections 4.4(b), 8.1, 8.3, and 8.5 through 8.11, except as specified in such letter;

(b) within 15 days of the delivery of the financial statements referred to in subsections 7.1(a) and (b) (except that the certificate referred to in clause
(iii) below shall be delivered concurrently with such financial statements), a certificate of the chief financial officer or treasurer of Holdings and the Borrower stating that, to the best of such officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, that the Borrower has complied with the requirements of subsection 7.9 with respect thereto), (ii) neither Holdings, the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each of Holdings, the Borrower and respective Subsidiaries has observed or performed all of its respective covenants and other agreements, and satisfied every material condition, contained in this Agreement, the Notes and the other Credit

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Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (iv) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of clause (e) of subsection 8.1, clauses (b) and (e) of subsection 8.3 and subsections 8.6 through 8.11 and any other calculations reasonably requested by the Administrative Agent with respect to the quantitative aspects of the other covenants contained herein, (v) if not specified in the financial statements delivered pursuant to subsection 7.1, specifying the aggregate amount of interest paid or accrued by Holdings, the Borrower and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of Holdings, the Borrower and its Subsidiaries, during such accounting period, and (vi) identify any Real Property Asset of the Borrower or a Domestic Subsidiary of the Borrower other than a Real Property Subsidiary acquired during such accounting period that, together with any improvements thereon, has a value of at least $50,000;

(c) promptly upon receipt thereof, copies of all final reports submitted to Holdings, the Borrower or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Holdings, the Borrower or any of its Subsidiaries made by such accountants, and, upon the request of any Lender (through the Administrative Agent), any final comment letter submitted by such accountants to management in connection with their annual audit;

(d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by Holdings, the Borrower or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by Holdings, the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

(e) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a management summary describing and analyzing the performance of Holdings, the Borrower and its Subsidiaries during the periods covered by such financial statements;

(f) within 50 days after the end of each fiscal quarter, a summary of all Asset Sales during such fiscal quarter including the amount of all Net Proceeds from such Asset Sales not previously applied to prepayments of the Loans and reductions of the Commitments pursuant to the proviso to subsection 4.4(b)(iii);

(g) on an annual basis until the date of delivery of the first annual financial statements pursuant to subsection 7.1(a) demonstrating positive Consolidated EBITDA, a copy of the projections as to the performance of Holdings and the Borrower, presented in a manner consistent with the projections in the Information Memorandum for the period form the date of the most recent balance sheet included in the financial statements

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delivered pursuant to (a) above through the last day of the fiscal year in which the Tranche B Maturity Date occurs, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared using assumptions believed in good faith by the management of the Borrower to be reasonable as of the date of such certificate (which shall be subsequent to the date of the most recent balance sheet included in such financial statements);

(h) within 30 days after the end of each calendar month, a certificate of a Responsible Officer setting forth (A) the aggregate number of Subscribers at the end of the calendar month preceding such calendar month, (B) the aggregate number of Subscribers at the end of such calendar month, (C) the aggregate number of Subscribers whose service terminated during such calendar month, (D) the aggregate number of Subscribers added during such calendar month and (E) revenue for such month;

(i) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

Section 7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, including tax liabilities, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or any of its Subsidiaries, as the case may be.

Section 7.4. Conduct of Business and Maintenance of Existence; Compliance with Laws. Continue to engage in businesses of the same general type as now conducted by it (after giving effect to the Acquisition), and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, patents, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, patents, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries taken as a whole, and except as otherwise permitted by subsections
8.4 and 8.5; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings, the Borrower and its Subsidiaries taken as a whole and comply with all obligations under any License and the Sprint Agreements).

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Section 7.5. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

(b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area by, companies engaged in the same or a similar business, and furnish to each Lender, (i) annually, a schedule disclosing (in a manner substantially similar to that used in the schedule provided pursuant to subsection 6.2(l)) all insurance against products liability risk maintained by the Borrower and its Subsidiaries pursuant to this subsection 7.5(b) or otherwise and (ii) upon written request of any Lender, full information as to the insurance carried; provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

Section 7.6. Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of any Lender upon reasonable notice (made through the Administration Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Borrower and its Subsidiaries with officers and employees thereof and with their independent certified public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of the Borrower.

Section 7.7. Notices. Promptly give notice to the Administrative Agent (to be distributed by the Administrative Agent to the Lenders):

(a) of the occurrence of any Default or Event of Default;

(b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Borrower or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, but for the proviso to clause (e) of Section 9, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or

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assessment against the Borrower or any of its Subsidiaries by any Governmental
Authority, which in any such case would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole;

(c) of any litigation or proceeding against the Borrower or any of its Subsidiaries (i) in which more than $5,000,000 of the amount claimed is not covered by insurance, or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole;

(d) of the following events, as soon as practicable after, and in any event within 30 days after, the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which Reportable Event could reasonably result in material liability to the Borrower and its Subsidiaries taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which could reasonably result in material liability to the Borrower and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

(e) of the involvement of the Borrower or any Commonly Controlled Entity in any transaction that would cause the Borrower or any of its Subsidiaries to be subject to material liability (as defined in Section 5.14) for benefits to be paid under a Plan to which the Borrower or any of its Subsidiaries or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date that the Term Loans or any Revolving Credit Loan are made, and in addition to such notice, deliver to the Administrative Agent and each Lender an estimate of the present value of such liability.

(f) concurrently with the delivery of the information delivered pursuant to subsection 7.2(g) and each prepayment required pursuant to subsection 4.4(b)(iii), of any Asset Sale or substantially like-kind exchange of real property by the Borrower or any of its Subsidiaries; and

(g) of a material adverse change known to the Borrower or its Subsidiaries in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole.

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Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Borrower proposes to take with respect thereto.

Section 7.8. Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain could result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole. Noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this 7.8(a); provided that, upon learning of any such noncompliance, the Borrower and its applicable Subsidiaries shall promptly undertake reasonable efforts to achieve compliance or to contest by appropriate proceedings any alleged noncompliance and, provided, further, that, in any case, such noncompliance, and any other noncompliance with Environmental Law and any contesting of allegations of noncompliance with Environmental Laws, individually or in the aggregate, after giving effect to any compliance efforts undertaken, would not reasonably be expected to give rise to a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

(b) Comply in a timely manner with all orders and lawful directives regarding Environmental Laws issued to the Borrower or any of its Subsidiaries by any Governmental Authority, other than such orders and lawful directives as to which an appeal or other challenge has been timely and properly taken in good faith and the pendency of any and all such appeals and other challenges could not reasonably be expected to give rise to a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

(c) Reasonably and prudently manage any liabilities or potential liabilities that the Borrower, any of the other Credit Parties, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under all applicable Environmental Laws and ensure that the Borrower and its Subsidiaries undertake reasonable efforts to identify, and reasonably evaluate, issues of compliance with and liability under Environmental Laws prior to acquiring, directly or indirectly, any ownership or leasehold interest in real property, or other interest in any real property that could give rise to the Borrower or any of its Subsidiaries being subjected to material liability under any Environmental Law as a result of such acquisition.

Section 7.9. Additional Collateral. (a) Subject to subsection 7.9(d), with respect to any assets acquired after the Effective Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (but, in any event, excluding (x) any assets described in paragraph (b) or (c) of this subsection, (y) assets acquired or owned pursuant to subsection 8.6(h)(i) that are not equity interests in or assets held by a wholly-owned Subsidiary and (z) immaterial assets), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the

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Administrative Agent such amendments or supplements to the relevant Security
Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, and (ii) take all actions necessary or advisable to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. In addition, if any License is acquired by the Borrower or any of its Subsidiaries (other than any License Subsidiary) the Borrower will promptly transfer or cause the transfer to a License Subsidiary of such License and (ii) any Real Property Assets (other than Secured Real Property Assets) or any Real Property-Related Equipment (other than Secured Real Property-Related Equipment) is acquired by the Borrower or any Subsidiary (other than a Real Property Subsidiary) the Borrower will promptly transfer or cause the transfer of such assets to a Real Property Subsidiary.

(b) With respect to any Person that is or becomes a Subsidiary (other than any Foreign Subsidiary of the Borrower) that has material assets, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new collateral agreement or such amendments to the relevant Collateral Agreement as the Administrative Agent reasonably shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Guarantee and/or the Collateral Agreement or such comparable documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Collateral Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

(c) With respect to any Person that is or becomes a Foreign Subsidiary of the Borrower and that has material assets, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Collateral Agreement as the Administrative Agent reasonably shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Foreign Subsidiary be required to be so pledged), and (ii) if such Capital Stock is issued in certificated form, deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock, and if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions

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relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) Upon the request of the Administrative Agent, the Borrower will, and will cause its Domestic Subsidiaries (other than a Real Property Subsidiary) to, promptly grant to the Administrative Agent, within 60 days of such request, security interests and mortgages (a "Mortgage") in such Real Property Assets of the Borrower and its Domestic Subsidiaries (other than a Real Property Subsidiary) as are acquired after the date hereof by the Borrower or such Subsidiary and that, together with any improvements thereon, individually have a value of at least $50,000, as additional security for the obligations of the Credit Parties under any Credit Document (unless the subject Real Property Asset is already mortgaged to a third party to the extent permitted by subsection 8.2). The requirement of the foregoing sentence shall not apply to any Real Property Asset acquired by a Real Property Subsidiary or transferred to a Real Property Subsidiary within 60 days of a request by the Administrative Agent for a Mortgage in such Real Property Asset. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens and such other Liens reasonably acceptable to the Administrative Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. If requested by the Administrative Agent or the Required Lenders, the Borrower shall provide a lender's title policy with respect to each such Mortgage paid for by the Borrower, issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, insuring each Mortgage as a first lien on the relevant Secured Real Property Asset and subject only to Liens expressly agreed to by the Administrative Agent.

(e) the Borrower shall satisfy the Further Real Estate Condition within 120 days of the Effective Date.

Section 7.10. Business of Holdings. Holdings shall not engage in any business other than holding the Capital Stock of the Borrower and businesses incidental thereto.

SECTION 8. NEGATIVE COVENANTS

The Borrower hereby agrees that it shall not, and it shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Section 8 is in

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addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

Section 8.1. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Indebtedness outstanding on the Effective Date and reflected on Schedule 8.1(a), including the refinancing of any such Indebtedness on terms and conditions taken as a whole no less favorable to the Borrower and its Subsidiaries or the Lenders;

(b) Indebtedness consisting of the Loans and in connection with the Letters of Credit and this Agreement;

(c) Indebtedness (i) of any Domestic Entity owed to any other Domestic Entity or any Foreign Entity or to the Borrower, (ii) of any Foreign Entity directly or indirectly wholly owned by the Borrower to another Foreign Entity or any Domestic Entity, (iii) of any Foreign Subsidiary of a Domestic Entity to any wholly-owned Foreign Subsidiary of a Domestic Entity and (iv) of any Domestic Entity or Foreign Entity to any Domestic Entity or Foreign Entity financed with contributions of equity after the Effective Date to the payee of such indebtedness directly or indirectly from Holdings or the Investors or any Affiliate of the Investors; provided, that, at no time shall the sum of (x) Indebtedness of Foreign Entities owed to Domestic Entities and (y) obligations of Foreign Entities guaranteed by Domestic Entities pursuant to Section 8.3 exceed $3,000,000 in the aggregate (other than pursuant to clause (iv) above); and

(d) Indebtedness of the Borrower and its Subsidiaries (i) for industrial revenue bonds or other similar governmental and municipal bonds, (ii) for the deferred purchase price of newly acquired property, (iii) to finance the purchase price of mobile wireless telephone handsets (limited in the aggregate to $5,000,000),
(iv) to finance equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise and whether owed to the seller or a third party) used in the ordinary course of business (provided such financing is entered into within 180 days of the acquisition of such property) of the Borrower and its Subsidiaries and (v) represented by Financing Leases, in a collective amount with respect to clauses (i) through (v) above (based on the remaining balance of the obligations therefor on the books of the Borrower and its Subsidiaries) which shall not exceed $40,000,000 in the aggregate at any one time outstanding, to the extent subsections 8.7 and 8.9 would not be contravened;

(e) other unsecured senior or subordinated Indebtedness of the Borrower and its Subsidiaries (other than non-Credit Parties) in an aggregate principal amount at any one time outstanding not in excess of $15,000,000;

(f) Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit (other than Letters of Credit issued hereunder) in an aggregate principal amount not in excess of $2,500,000 at any one time outstanding;

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(g) (i) Indebtedness of the Borrower or any of its Subsidiaries assumed in connection with acquisitions permitted by subsection 8.6(g) (so long as such Indebtedness was not incurred in anticipation of such acquisitions), (ii) Indebtedness of newly acquired Subsidiaries of the Borrower acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisition) and (iii) Indebtedness of the Borrower or any of its Subsidiaries owed to the seller in any acquisition permitted by subsection 8.6(g) constituting part of the purchase price thereof, all of which Indebtedness permitted by this subsection 8.1(g) shall not exceed in the aggregate at any one time $15,000,000 outstanding;

(h) Indebtedness in connection with workmen's compensation obligations and general liability exposure of the Borrower and its Subsidiaries;

(i) (A) the Subordinated Facility; provided, that the aggregate gross proceeds received therefrom shall not exceed $100,000,000, less the aggregate amount of Net Proceeds of the Equity Offering received prior to the issuance of the Subordinated Facility issued pursuant to this subsection 8.1(i), (B) the Senior Subordinated Notes; provided, that (i) the aggregate gross proceeds therefrom shall not exceed the greater of (x) $150,000,000 and (y) the then outstanding amount of the Subordinated Facility and (C) refinancings of such Subordinated Debt provided that the proceeds of such refinancing Indebtedness shall be used solely to repay (x) the Subordinated Debt refinanced thereby (including accrued but unpaid interest and accretions of principal) and (y) fees and expenses in connection therewith; provided further that (i) all such Subordinated Debt and any such refinancings shall be issued on market terms and conditions, (ii) no part of the principal amount of any such Indebtedness shall have a maturity date earlier than the six month anniversary of the final Tranche B Installment Payment Date, (iii) such Indebtedness shall not require the payment of cash interest until five years from the initial issuance of the Senior Subordinated Notes or the Subordinated Facility whichever occurs first, (iv) the representations, warranties, covenants (other than the covenant in the Subordinated Commitment Letter relating to investments in Special Purpose Subsidiaries) and events of default (but excluding any call protection provisions) relating thereto shall be no more restrictive than those under this Agreement as of the date hereof and any financial covenants shall be incurrence rather than maintenance covenants, and (v) any such Indebtedness shall be subordinated to the obligations of the Credit Parties under the Credit Documents on substantially the same terms as the Senior Subordinated Notes or the Subordinated Facility or otherwise on customary terms and conditions approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) or shall otherwise be issued and subordinated on the terms and conditions set forth in the Subordinated Commitment Letter; and

(j) Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate principal amount at any time outstanding not in excess of the equivalent at the date of each incurrence thereof of $2,000,000.

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Section 8.2. Limitation on Liens. Create, incur, assume or suffer to exist any
Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the relevant Subsidiary, as the case may be, in accordance with GAAP;

(b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the relevant Subsidiary, as the case may be, in accordance with GAAP;

(c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Borrower and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Borrower and its Subsidiaries on the properties subject thereto, taken as a whole;

(f) Liens in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents, including Liens pursuant to the Credit Documents in respect of Interest Rate Agreements and bankers' liens arising by operation of law;

(g) Liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing (i) Indebtedness not exceeding $40,000,000 including up to $5,000,000 for the purchase of mobile wireless telephone handsets permitted by subsection 8.1(d) representing or incurred to finance, refinance or refund the purchase price of property, (ii) Indebtedness not exceeding $15,000,000 in aggregate amount at any time outstanding permitted by subsection 8.1(g) (so long as in the case of clauses (i) and (ii) of subsection 8.1(g) such Lien was not incurred in anticipation of the related acquisition), or (iii) Indebtedness not exceeding $2,000,000 in aggregate amount at any time outstanding permitted by subsection 8.1(j); provided that no such Lien incurred in

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connection with Indebtedness pursuant to subsection 8.1(d) or 8.1(g) shall extend to or cover other property of the Borrower or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

(h) Liens existing on the Effective Date after giving effect to the consummation of the Acquisition and described in subsection 5.13 or Schedule 8.2(h) (including the extension of any Liens listed on such Schedule relating to any Indebtedness permitted under subsection 8.1(a) in connection with any refinancing of such Indebtedness permitted by such subsection and any Liens securing Indebtedness to be repaid on the Effective Date to the extent the Borrower has made arrangements to terminate such Liens in a manner satisfactory to the Administrative Agent), provided that no such Lien shall extend to or cover other property of the Borrower or its Subsidiaries other than the respective property so encumbered and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original principal amount of the Indebtedness so secured;

(i) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs permitted under this Agreement;

(j) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matter of record that have been placed or made by any developer, landlord or other third party on property over which the Borrower or any of its Subsidiaries has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(k) Liens in connection with workmen's compensation obligations and general liability exposure of the Borrower and its Subsidiaries;

(l) Liens on goods (and proceeds thereof) financed with drawings under commercial letters of credit securing reimbursement obligations in respect of such commercial letters of credit issued in accordance with the terms of this Agreement;

(m) cash in an amount up to $8,000,000 may be pledged to Investcorp to secure obligations approved by the Administrative Agent.

Section 8.3. Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

(a) the Guarantees;

(b) other guarantees by the Borrower incurred in the ordinary course of business for an aggregate amount not to exceed $2,000,000 at any one time;

(c) guarantees by (i) any Domestic Entity of obligations of any Domestic Entity,
(ii) a Foreign Entity of obligations of the Borrower, a Foreign Entity or of a

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Domestic Entity and (iii) any Domestic Entity of obligations of a Foreign
Entity; provided that at no time shall the sum of (x) the aggregate amount of obligations of Foreign Entities guaranteed by Domestic Entities and (y) the aggregate amount of Indebtedness of Foreign Entities owed to Domestic Entities exceed $3,000,000 (other than pursuant to clause (iv) of Section 8.1(c));

(d) Contingent Obligations existing on the Effective Date and described in
Schedule 8.3(d) and Contingent Obligations relating to any Indebtedness permitted under subsection 8.1(a);

(e) guarantees of obligations to third parties in connection with relocation of employees of the Borrower or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to subsection 8.6(f), shall not exceed $5,000,000 at any time outstanding;

(f) Contingent Obligations in connection with workmen's compensation obligations and general liability exposure of the Borrower and its Subsidiaries; and

(g) subordinated guarantees in respect of Indebtedness permitted under subsection 8.1(i) issued by the Borrower and Subsidiaries of the Borrower (other than the Special Purpose Subsidiaries) which have also issued Guarantees, provided that such subordinated guarantees are subordinated to the Guarantees on substantially the same basis as such Indebtedness is subordinated to the Loans.

Section 8.4. Prohibition of Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except (a) for the transactions otherwise permitted pursuant to clause (b) of subsection 8.5, (b) any Domestic Subsidiary of the Borrower may be merged with and into the Borrower or a wholly-owned Domestic Subsidiary of the Borrower, (c) Subsidiaries with a net book value not greater than $100,000 may be dissolved, (d) any Foreign Subsidiary may be merged with and into another Foreign Subsidiary or a Domestic Subsidiary and (e) any Subsidiary may otherwise be dissolved; provided that upon dissolution, the assets of such Subsidiary are transferred to the Borrower or one of its wholly-owned Domestic Subsidiaries (or, in the case of a dissolution of a Foreign Subsidiary, such assets are transferred to the Borrower or one of its wholly-owned Subsidiaries on the terms and subject to the conditions set forth in subsection 8.5(b).

Section 8.5. Prohibition on Sale of Assets. Convey, sell, lease (other than a sublease of real property), assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary) any of its property, business or assets (including, without limitation, other payments and receivables), whether now owned or hereafter acquired, except:

(a) for sales or other dispositions of inventory in the ordinary course of business;

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(b) that (i) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, and any Subsidiary of the Borrower may merge with and into, (A) in the case of any Domestic Subsidiary of the Borrower, the Borrower or a wholly-owned Domestic Subsidiary of the Borrower or (B) in the case of any Foreign Subsidiary of the Borrower, the Borrower or a wholly-owned Subsidiary of the Borrower and (ii) the Borrower or any Subsidiary of the Borrower may sell or otherwise dispose of, or part with control of any or all of, the Capital Stock of any Subsidiary to the Borrower or any other wholly-owned Domestic Subsidiary of Holdings, provided that no such transaction may be effected if it would result in the transfer of any assets of, or any Capital Stock of, the Borrower or any other Credit Party to, or the merger with and into, another Subsidiary all of the Capital Stock of which has not been pledged to the Administrative Agent and which has not guaranteed the obligations of the Borrower, for the benefit of the Lenders, under the Notes and this Agreement, and granted liens or security interests in favor of the Administrative Agent, for the benefit of the Lenders, on substantially all of its assets to secure such guarantee, pursuant to a guarantee, security agreement and other documentation reasonably satisfactory to the Administrative Agent;

(c) leases of Fee Properties and other real property owned in fee;

(d) any condemnation or eminent domain proceedings affecting any real property, provided that the parties hereto agree that the net proceeds received in connection with such proceeding shall be deemed not to constitute "Net Proceeds" if such net proceeds are reinvested in new or existing properties within eighteen months;

(e) substantially like-kind exchanges of real property; provided that only any cash received by the Borrower or any Subsidiary of the Borrower in connection with such an exchange (net of all costs and expenses incurred in connection with such transaction or with the commencement of operation of real property received in such exchange) shall be deemed to be Net Proceeds and shall be applied as provided for in subsection 4.4(b)(iii);

(f) for the sale or other disposition of any property that, in the reasonable judgment of the Borrower has become uneconomic, obsolete or worn out, and which is sold or disposed of in the ordinary course of business;

(g) for the sale or other disposition of any property (other than capital stock of the Borrower or any Special Purpose Subsidiary) the aggregate amount of the net proceeds received in respect of which together with, in the case of the sale of a Subsidiary, the aggregate amount of Indebtedness of such Subsidiary (other than Indebtedness assumed or acquired in connection with the acquisition of such Subsidiary) shall not exceed $7,500,000 per annum during the term of this Agreement.

(h) any sale or disposition of any interest in property (other than capital stock of the Borrower or any Special Purpose Subsidiary), provided that (i) the net proceeds of any such sale are reinvested in Telecommunications Assets within twelve months from the date of such sale or disposition, (ii) if the property so sold constituted Collateral under

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the Security Documents then any property purchased with the net proceeds thereof shall be mortgaged or pledged, as the case may be, for the benefit of the Lenders if required by subsection 7.9 and in accordance therewith, (iii) the aggregate amount of net proceeds received therefrom together with, in the case of the sale of a Subsidiary, the aggregate amount of Indebtedness of such Subsidiary (other than Indebtedness assumed or acquired in connection with the acquisition of such Subsidiary) shall not exceed $15,000,000 in any fiscal year and (iv) no property so sold or disposed of shall be sold or disposed pursuant to a sale and leaseback transaction.

Section 8.6. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person (except to the extent permitted by Section 8.7), except:

(a) loans or advances, to the extent, in each case, the Indebtedness created thereby is permitted by subsection 8.1(c);

(b) (i) any Domestic Entity may make investments in any other Domestic Entity (by way of capital contribution or otherwise), (ii) any Foreign Entity may make investments in, or create, any Foreign Entity directly or indirectly wholly-owned by the Borrower or any other Domestic Entity (by way of capital contribution or otherwise) or make investments permitted by subsection 8.5(b), provided that, in any such case, the requirements of subsection 7.9 are satisfied, (iii) any Foreign Subsidiary of a Domestic Entity may make investments in any Foreign Subsidiary of a Domestic Entity, (iv) any Domestic Entity or Foreign Entity may make investments in any other Domestic Entity or Foreign Entity financed with contributions of equity after the Effective Date directly or indirectly to the entity making such investment from Holdings or the Investors or any Affiliate of the Investors and (v) any Domestic Entity, the Borrower or a Subsidiary of the Borrower may make investments in, or create, any Foreign Entity directly or indirectly wholly-owned by the Borrower (by way of capital contribution or otherwise), provided that (x) the requirements of subsection 7.9 are satisfied and (y) the aggregate amount of all investments in such Foreign Entities (other than pursuant` to clause (iv) of Section 8.1(c)) shall not exceed (I) $3,000,000 plus the sum of any amounts dividended to or distributed to any Domestic Entity or the Borrower by any Foreign Subsidiary of a Domestic Entity (and not retransferred to a Foreign Subsidiary of a Domestic Entity) or dividended or distributed by any Foreign Entity directly or indirectly wholly-owned by the Borrower (that is not a Subsidiary of a Domestic Entity) or the Borrower to a Domestic Entity, less (II) the sum of (1) the aggregate outstanding amount of any Indebtedness of Foreign Entities pursuant to subsection 8.1(c)(iii) and (2) the aggregate amount of any obligations of Foreign Entities guaranteed pursuant to 8.3(c)(iii);

(c) the Borrower and its Subsidiaries may invest in, acquire and hold Cash Equivalents and Investment Grade Securities and (ii) make loans in an aggregate amount

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at any time outstanding not to exceed $1,000,000 in connection with a sale of assets permitted by subse ction 8.5;

(d) the Borrower and its Subsidiaries may make payroll advances in the ordinary course of business;

(e) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (e) shall prevent the Borrower or any of its Subsidiaries from offering such concessionary trade terms, or from receiving such investments, in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

(f) the Borrower or any of its Subsidiaries may make travel and entertainment advances and relocation and other loans to officers and employees of the Borrower or any such Subsidiary, provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 8.3(e), shall not exceed $5,000,000 at any one time outstanding; and

(g) the Borrower and its Subsidiaries may make expenditures to acquire all or a portion of the Capital Stock or assets of any Person engaged primarily in one or more businesses in which the Borrower and its Subsidiaries are engaged or directly related thereto, provided that, after giving pro forma effect to any such acquisition and the financing thereof, (i) the aggregate amount of the expenditures in connection with all such acquisitions after the date hereof does not exceed $20,000,000 without the prior written consent of the Required Lenders, (ii) the provisions of subsection 7.9 are satisfied, (iii) the Borrower would be in pro forma compliance with the financial covenants contained in subsections 8.7 and 8.9 for the fiscal period ending on, and as of the end of, the immediately preceding fiscal quarter for which the appropriate financial information is available, provided that the last four fiscal quarters of Consolidated EBITDA (as may be adjusted for identified post acquisition cost savings reasonably agreed to by the Borrower and the Administrative Agent whether positive or negative) of each acquired company, business or group of assets during the testing period shall be added (or subtracted, a the case may be) for purposes of determining compliance with such subsections, and (iv) no Default or Event of Default has occurred and is continuing or would result therefrom; and

(h) the Borrower or any of its Subsidiaries may make investments in, or loans or investments to, joint ventures or other Persons engaged primarily in one or more businesses in which the Borrower and its Subsidiaries are engaged or generally related thereto in an aggregate amount not to exceed $5,000,000 (plus the sum of (i) any amounts dividended or distributed to the Borrower or any Domestic Subsidiary of the Borrower

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(whichever party is making such investment, loan or expenditure) by such joint venture or other Person and (ii) the net cash proceeds of any issuance of Capital Stock by Holdings to, or any capital contribution to Holdings by, the Investors or their Affiliates (which has not been used to increase the Base Amount of Capital Expenditures permitted under subsection 8.7 for any period); provided that at the time of and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom.

For purposes of this subsection 8.6, the payment, or intercompany loans or advances for such purpose, by the Borrower or any Subsidiary of the Borrower of expenses and operating costs of the Borrower or any Subsidiary of the Borrower
(x) incurred in the ordinary course of business, provided that, any such payment by the Borrower or any Subsidiary of the Borrower of expenses and operating costs of Foreign Subsidiaries of the Borrower pursuant to this clause (x) shall be promptly repaid by such Foreign Subsidiaries as soon as such Foreign Subsidiaries have funds available to make such repayment and any such repayment shall not increase the amount of investments which may be made in such Foreign Subsidiaries pursuant to paragraph (b)(v) of this section, or (y) incurred in association with the initial establishment, start up and capitalization of the Borrower and its Subsidiaries and the acquisition of assets pursuant to the Asset Purchase Agreement (including any adjustment required to reflect an adjustment to the allocation of the purchase price pursuant to the terms of the Asset Purchase Agreement); in each case shall not be considered to be a loan, advance, dividend or other investment, and shall be permitted under this Agreement and such payments shall not reduce any permitted amounts to be so made as specified herein.

Section 8.7. Capital Expenditures. Make or commit to make any Capital Expenditures, except that the Borrower and its Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the fiscal years or periods of the Borrower (or other period) set forth below:

                     Fiscal Year
                      or Period                     Base Amount
                     -----------                    ------------
                         2000                       $35,000,000
                         2001                        95,000,000
                         2002                        24,000,000
                         2003                        22,000,000
                         2004                        20,000,000
                         2005                        16,000,000
                         2006                        15,000,000
                         2007                        15,000,000
                         2008                        15,000,000
                         2009                        15,000,000

provided that (i) for any period set forth above, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any

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such period any portion of the Base Amount (as increased) not spent in the immediately preceding period, (ii) for each period of the Borrower, the Base Amount for such period set forth above shall be increased by the amount of any net cash proceeds from the issuance of Capital Stock of Holdings to, or any capital contribution to Holdings by, the Investors or their Affiliates (which has not been used to make investments pursuant to subsection 8.6(h), to finance Foreign Subsidiaries pursuant to 8.1(c)(iv), to repay loans pursuant to subsections 4.4 or 8.16 or to satisfy the Additional Financing Event Condition) and (iii) for each period of the Borrower, the Base Amount for such period set forth above shall be increased in the event any Person or assets of such Person (an "Acquired Person") is acquired as permitted herein by an amount equal to 110% of the amount of capital expenditures (determined in accordance with GAAP) of such Acquired Person for the twelve months prior to the date it was acquired ("Acquired Capital Expenditures"); provided that, with respect to the fiscal year in which such Person becomes an Acquired Person, the Base Amount shall be increased by the product of (A) the Acquired Capital Expenditures of such Acquired Person times (B) a fraction, the numerator of which is the number of days remaining in the fiscal year of the Borrower in which such Acquired Person was acquired and the denominator of which is 365; and provided, further, that, notwithstanding anything to the contrary herein, additional Capital Expenditures may be made with net proceeds received in property sales or dispositions under subsection 8.5(g) or 8.5(h).

Section 8.8. Interest Rate Agreements. Enter into, create, incur, assume or suffer to exist any Interest Rate Agreements or obligations in respect thereof except in the ordinary course of business for non-speculative purposes.

Section 8.9. Certain Financial Covenants.

(a) Minimum Subscribers. Permit the number of Subscribers on the last day of any month on or after any date set forth below that is on or after the date the Borrower acquires subscribers pursuant to the Asset Purchase Agreement (the "Subscriber Acquisition Date") to be less than the number of Subscribers set forth opposite such date:

                   Date                          Minimum Subscribers
                   ----                          -------------------
       Subscriber Acquisition Date                     32,500
                 03/31/00                              32,500
                 06/30/00                              36,000
                 09/30/00                              40,000
                 12/31/00                              47,500
                 03/31/01                              55,000
                 06/30/01                              70,000
                 09/30/01                              90,000
                 12/31/01                             115,000
                 03/31/02                             135,000
                 06/30/02                             150,000
                 09/30/02                             165,000
                 12/31/02                             190,000

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                       Date                          Minimum Subscribers
                       ----                          -------------------
                     03/31/03                             220,000
                     06/30/03                             240,000
                     09/30/03                             255,000
                     12/31/03                             300,000
                     03/30/04                             320,000
                     06/30/04                             340,000
                     09/30/04                             355,000
             12/31/04 and thereafter                      400,000



(b) Minimum Aggregate Service Revenue. Permit Aggregate Service Revenue for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter (or, in the case of fiscal quarters ending prior to December 31, 2000, the period from January 1, 2000 through the last day of such fiscal quarter) on or after any date set forth below to be less than Aggregate Service Revenue set forth opposite such date.

                                                 Minimum Aggregate
                                                 -----------------
                  Date                            Service Revenue
                  ----                            ---------------
                03/31/00                             $  6,000,000
                06/30/00                             $ 12,000,000
                09/30/00                             $ 19,000,000
                12/31/00                             $ 25,000,000
                03/31/00                             $ 30,000,000
                06/30/01                             $ 40,000,000
                09/30/01                             $ 45,000,000
                12/31/01                             $ 55,000,000
                03/31/02                             $ 65,000,000
                06/30/02                             $ 80,000,000
                09/30/02                             $ 95,000,000
                12/31/02                             $110,000,000
                03/31/03                             $120,000,000
                06/30/03                             $140,000,000
                09/30/03                             $150,000,000
                12/31/03                             $170,000,000
                03/30/04                             $185,000,000
                06/30/04                             $200,000,000
                09/30/04                             $215,000,000
                12/31/04                             $230,000,000
         3/31/05 and thereafter                      $245,000,000

(c) Minimum Covered Pops. Permit Covered Pops as a percentage of the total number of Pops in the Service Regions on the last day of any month on or after any date set forth

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below that is on or after the Effective Date to be less than the percentage set forth opposite such date.

                                                    Minimum Covered
                   Date                                  Pops
                   ----                             ---------------
              Effective Date                            27.0%
                 12/31/00                               37.5%
                 03/31/01                               40.0%
                 12/31/01                               55.0%
                 12/31/02                               62.0%
                 12/31/03                               66.0%
                 12/31/04                               70.0%
                 12/31/05                               72.0%
                 03/31/06                               75.05

(d) Senior Debt to Total Capital. Permit the ratio of Senior Debt to Total Capital in each case on any Borrowing Date and the last day of each fiscal quarter on or after any date set forth below to exceed the ratio set forth opposite such date.

                                                 Senior Debt to
                Date                          Total Capital ratio
                ----                          -------------------
            date hereof                            0.35 to 1
              03/31/01                             0.40 to 1
              12/31/01                             0.45 to 1



(e) Total Debt to Total Capital. Permit the ratio of Total Debt to Total Capital in each case on any Borrowing Date and the last day of each fiscal quarter ending on any date or during any period set forth below to exceed the ratio set forth opposite such date or period.

                                                   Total Debt to
             Date or Period                     Total Capital ratio
             --------------                     -------------------
         date hereof - 03/30/01                      0.65 to 1
          03/31/01 - 03/30/02                        0.70 to 1
          03/31/02 - 03/30/06                        0.75 to 1
       03/31/07 - and thereafter                     0.70 to 1


(f) Senior Debt to Consolidated EBITDA. Permit the Senior Leverage Ratio on the last day of any fiscal quarter ending on or after the date set forth below to exceed the ratio set forth opposite such date:

       Fiscal Quarter Ending On                       Ratio
  ----------------------------------   ------------------------------------
              03/31/04                              10.0 to 1

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                 06/30/04                              8.0 to 1
                 09/30/04                              6.5 to 1
                 12/31/04                              4.5 to 1
                 03/31/05                              4.0 to 1
                 06/30/05                              3.0 to 1
          13/31/05 and thereafter                      2.5 to 1

(g) Total Debt to Consolidated EBITDA. Permit the Leverage Ratio on the last day of any fiscal quarter ending on or after the date set forth below to exceed the ratio set forth opposite such date:

             Fiscal Quarter Ending On                       Ratio
             ------------------------                       -----
                    03/31/04                              17.5 to 1
                    06/30/04                              12.5 to 1
                    09/30/04                              10.0 to 1
                    12/31/04                               8.5 to 1
                    03/31/05                               7.0 to 1
                    06/30/05                               6.0 to 1
             09/30/05 and thereafter                       5.0 to 1

(h) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter on any date or during any period set forth below to be less than the ratio set forth opposite such date or period.

                   Date or Period                             Ratio
                   --------------                             -----
                     03/31/04                               1.00 to 1
                     06/30/04                               1.25 to 1
                     09/30/04                               1.50 to 1
                     12/31/04                               2.00 to 1
                     03/31/05                               2.25 to 1
                     06/30/05                               2.50 to 1
                     09/30/05                               2.00 to 1
              09/30/06 and thereafter                       2.25 to 1

(i) Fixed Charges Ratio. Permit the ratio of Consolidated EBITDA to Fixed Charges for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter on any date or during any period set forth below to Fixed Charges for such period or four consecutive fiscal quarters to be less than the ratio set forth opposite such date or period.

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

                  Date or Period                            Ratio
                  --------------
                 9/30/04 - 12/31/07                         1.1 to 1
              03/31/08 and thereafter                       1.2 to t

Section 8.10 Liabilities of Special Purpose Subsidiaries. (a) Permit any License Subsidiary (i) to incur, assume or permit to exist any liabilities (other than under the Guarantee Agreement and the Security Documents and the Communications Act and taxes and other liabilities incurred in the ordinary course in order to maintain its existence) or (ii) to engage in any business or activities other than the holding of Licenses.

(b) Permit any Real Property Subsidiary to incur, assume or permit to exist any liabilities (other than under the Guarantee Agreement and the Security Documents and other liabilities incurred in the ordinary course of business which are incident to being the lessee of real property or the purchaser, owner or lessee of equipment and taxes and other liabilities in the ordinary course in order to maintain its existence) or to engage in any business or activities other than the owning or leasing, as lessee, of Real Property Assets and the leasing, as lessor, or, as the case may be, subleasing, as sublessor, thereof to the Borrower and its Subsidiaries, and the owning of Real Property-Related Equipment constituting fixtures thereto and the leasing thereof to the Borrower and its Subsidiaries.

Section 8.11. Limitation on Dividends. Declare any dividends on any shares of any class of Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Capital Stock, or any warrants or options to purchase such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries; except that:

(a) Subsidiaries may pay dividends to the Borrower or to Domestic Subsidiaries of the Borrower which are directly or indirectly wholly-owned by the Borrower (or, in case of Foreign Subsidiaries, to the Borrower or Subsidiaries of the Borrower which are directly or indirectly wholly-owned by the Borrower);

(b) the Borrower and its Subsidiaries may pay or make dividends or distributions to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and type;

(c) the Borrower may repurchase or provide the funds to Holdings to repurchase Capital Stock of Holdings owned by former, present or future employees of Holdings, the Borrower or its Subsidiaries or their assigns, estates and heirs, provided that the aggregate amount expended by the Borrower pursuant to this clause (c) shall not in the aggregate exceed (i) $2,500,000 in any fiscal year or (ii) $10,000,000 during the term of this Agreement, plus any amounts contributed to Holdings as a result of resales of such repurchased shares of Capital Stock; and

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

(d) (i) the Borrower may make distributions to Holdings to allow Holdings to pay its operating and administrative expenses in an amount not to exceed $2,000,000 per fiscal year and (ii) the Borrower may make distributions directly or indirectly to Holdings in amounts equal to amounts required for Holdings to pay taxes to the extent Holdings is liable for such taxes and such taxes are attributable to the operations of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not make any such tax distributions in excess of its and its Subsidiaries stand alone tax liability in respect of such taxes and (iii) if no Default has occurred and is continuing, the Borrower may make distributions to Holdings to fund, as and when due, payments of regularly scheduled interest in respect of any Subordinated Debt incurred by Holdings to the extent such Subordinated Debt would have been permitted to be incurred by the Borrower by Section 8.1(i) hereof, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof.

Section 8.12. Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Borrower's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate, provided that nothing in this subsection 8.12 shall prohibit the Borrower or its Subsidiaries from engaging in the following transactions:

(x) the performance of the Borrower's or any Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (y) the payment of compensation to employees, officers, directors or consultants in the ordinary course of business, or (z) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, stock option plans and retirement or savings plans and similar plans, in each case, in the ordinary course of business.

Section 8.13. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than on or about December 31 in any calendar year.

Section 8.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower or any Subsidiary of the Borrower is engaged on the date of this Agreement or otherwise pursuant to the Sprint Agreements (or which are directly related thereto or generally related thereto).

Section 8.15. Amendments to Certain Documents. Amend, modify, waive or terminate any provisions of the Sprint Agreements or the Special Purpose Subsidiary Funding Agreement in a manner which is in any significant respect adverse to the Borrower or the Lenders, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

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

Section 8.16. Limitation on Payments and Amendments of Subordinated Debt.
(a) Optionally prepay, retire, redeem, purchase, defease or exchange, or make or arrange for any mandatory prepayment, retirement, redemption, purchase or defeasance of, or make any payments of principal with respect to, any Indebtedness outstanding pursuant to subsection 8.1(i) (except for (i) the prepayment, retirement, redemption, purchase or defeasance of the then outstanding amount of the Subordinated Facility (including accrued but unpaid interest and accretions of principal) with cash proceeds from the issuance of common stock or Permitted Preferred Stock by Holdings and the payment of any penalties or premiums with respect thereto with such cash proceeds, (ii) the prepayment, retirement, redemption, purchase or defeasance of up to not more than 35% of the then outstanding principal amount of the Subordinated Notes under any "equity clawback" provisions and the payment of any penalties, premiums or accrued interest with respect thereto with cash proceeds from the issuance of common stock by Holdings and (iii) refinancing of Subordinated Debt with the proceeds of other Subordinated Debt (including Subordinated Debt issued by Holdings) to the extent permitted by Section 8.1(i)), (b) make any cash interest payments with respect to any Indebtedness outstanding pursuant to subsection 8.1(i) prior to five years from the initial issuance of the Subordinated Facility or the Senior Subordinated Notes, which ever occurs first (other than as permitted by clause (a) above) or (c) waive, amend, supplement, modify, terminate or release any of the provisions of any such Indebtedness outstanding pursuant to subsection 8.1(i) if, after giving effect to such waiver, amendment, supplement, modification, termination or release, such Indebtedness would not have been permitted to be incurred pursuant to such subsection.

SECTION 9. EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following events:

(a) The Borrower shall fail to (i) pay any principal of any Loan or Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 3.8 or (ii) pay any interest on any Loan or Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) The Borrower shall default in the observance or performance of any agreement contained in subsection 7.7(a) or 7.9 or Section 8 of this Agreement or Holdings shall default in the observance or performance of any agreement contained in subsection 10(b) of the Parent Guarantee; or

(d) Any Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days; or

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

(e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on or other amounts in respect of any Indebtedness (other than the Loans, the L/C Obligations and any inter-company debt) or Interest Rate Agreement or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness, the part or parties to such Interest Rate Agreements or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, such Interest Rate Agreement to be terminated any applicable grace period having expired or such Contingent Obligation to become payable, any applicable grace period having expired; in each case, provided that the aggregate principal amount of all such Indebtedness, Interest Rate Agreements and Contingent Obligations under which a default exists or which would then become due or payable equals or exceeds $7,500,000; or

(f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

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

(g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other events or conditions shall occur or exist with respect to a Plan, and such event or condition, together with all other such events or conditions, relating to a Plan, if any, would be reasonably likely to subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate resulting in a material adverse effect to the Borrower and its Subsidiaries taken as a whole; or

(h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or to the extent not covered by insurance or indemnities to the extent the Borrower, in its reasonable good faith judgment, believes that such judgment or decree will be paid when due by the parties providing such indemnities) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

(i) Any Credit Document (or the Consent and Agreement) shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries or, in the case of the Consent and Agreement, Sprint PCS or any of its affiliates shall so assert in writing, or any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party in writing not to be, a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of the Administrative Agent or the Lenders), subject to such exceptions as may be permitted therein or herein, and in the case of any Security Agreement, such condition shall continue unremedied for 30 days after notice thereof to the Borrower by the Administrative Agent or any Lender; or

(j) There shall have occurred a Change of Control; or

(k) The subordination provisions of any document governing any Indebtedness permitted under subsection 8.1(i) shall cease, for any reason, to be valid or any Credit Party or any of its Subsidiaries shall so assert in writing; or

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(l) The Additional Financing Event Condition shall not be satisfied on or before
June 30, 2000; or

(m) The Borrower's right to use any trademark pursuant to the License Agreements shall terminate and such termination could reasonably be expected to have a Material Adverse Effect; or

(n) Material breach or termination of, or the occurrence of any event that would permit any party to terminate any of the Sprint Agreements or the Consent and Agreement or any other event that results in the loss by Holdings, the Borrower or any of its Subsidiaries or, in the case of the Consent and Agreement, the Lenders of any rights to the benefit of, the Sprint Agreements or the Consent and Agreement which loss could reasonably be expected to have a Material Adverse Effect; or

(o) Any termination (prior to the expiration of its term), revocation or non-renewal by the FCC of one or more Licenses owned by the Borrower or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Borrower in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligations to issue the Letters of Credit shall immediately terminate and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments and the Issuing Lender's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Borrower in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Borrower's reimbursement obligations under subsection 3.8 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Borrower's obligations under this Agreement and the Notes as the Administrative Agent shall determine with

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the approval of the Required Lenders. Except as expressly provided above in this
Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10. THE ADMINISTRATIVE AGENT; THE DOCUMENTATION AGENT AND THE ISSUING LENDER

Section 10.1. Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent and UBS AG, Stamford Branch, as the Documentation Agent under this Agreement and irrevocably authorizes Chase as Administrative Agent and UBS AG, Stamford Branch, as Documentation Agent for such Lender to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Documentation Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the Documentation Agent and the Senior Managing Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent or the Documentation Agent or the Senior Managing Agents.

Section 10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 10.3.

Section 10.3. Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party to perform its obligations thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document, or to inspect the properties, books or records of any Credit Party.

Section 10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, entries maintained in the Register, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed

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by it to be genuine and correct and to have been signed, sent or made by the proper Person or and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders (unless a higher percentage of Lenders is expressly required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

Section 10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 10.6. Non-Reliance on Administrative Agent, Documentation Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, the Documentation Agent, the Senior Managing Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly

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required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 10.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and the L/C Obligations and the respective obligations, whether as Issuing Lender or a Participating Lender, under the Letter of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the repayment of the Loans and all other amounts payable hereunder.

Section 10.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

Section 10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Borrower, which shall not unreasonably withhold its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After

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any retiring Administrative Agent's resignation hereunder as Administrative
Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Credit Documents.

Section 10.10. Issuing Lender as Issuer of Letters of Credit. Each Revolving Credit Lender hereby acknowledges that the provisions of this Section 10 shall apply to the Issuing Lender, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent, except that obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit).

SECTION 11. MISCELLANEOUS

Section 11.1. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. With the written consent of the Required Lenders, the Administrative Agent and the respective Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided that:

(a) no such waiver and no such amendment, supplement or modification shall release collateral not required or permitted by any Credit Document to be released and which, in the aggregate with all other collateral released pursuant to this clause (a) (other than collateral released pursuant to the proviso to this clause (a)) during the calendar year in which such proposed release would be effected and the immediately preceding calendar year, has fair market value on the proposed date of release in excess of 20% of the fair market value of all collateral (including any Guarantee) on such date without the written consent of the Supermajority Lenders; provided that, notwithstanding the foregoing, this clause (a) shall not be applicable to and no consent shall be required for (i) releases of collateral in connection with any Asset Sales permitted by subsection 8.5, (ii) releases of collateral in accordance with subsection 11.11 or (iii) upon the reincorporation of the Borrower or any Subsidiary in a new jurisdiction or the creation of a new Subsidiary of the Borrower, any release of collateral in connection with the transfer of such released collateral to such reincorporated entity or new Subsidiary in compliance with subsection 8.4, provided that the Administrative Agent, in its sole discretion, determines that such release and transfer, together with any grant and perfection of a new Lien therein in favor of the Administrative Agent, will cause no material impairment of the value of the collateral taken as a whole, after giving effect to such release and transfer;

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(b) no such waiver and no such amendment, supplement or modification shall extend the final maturity date of any Note or the scheduled payment date of any installment of any Loan, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce or extend the time of payment of any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or change the amount of any Lender's Commitment or Commitment Percentage, or extend the period during which any Lender is required to make Loans, or amend, modify or waive any provision of subsection 4.9(b) or this subsection 11.1 or reduce the percentage specified in the definition of Required Lenders or reduce the percentage specified in the definition of Supermajority Lenders or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, in each case, without the prior written consent of each Lender directly affected thereby;

(c) no such waiver and no such amendment, supplement or modification affecting the then Administrative Agent, Documentation Agent or Issuing Lender shall amend, modify or waive any provision of Section 10 without the written consent of such Administrative Agent, Documentation Agent or Issuing Lender;

(d) without the consent of each of the Lenders which are Revolving Credit Lenders and/or Tranche B Lenders only, each of the Tranche A Lenders may amend this Agreement and the Tranche A Term Notes to extend the maturities of the installments of the Tranche A Term Loans, without the consent of each of the Lenders which are Revolving Credit Lenders and/or Tranche A Lenders only, each of the Tranche B Lenders may amend this Agreement and the Tranche B Term Notes to extend the maturities of the installments of the Tranche B Term Loans and without the consent of each of the Lenders which are holders of the Term Loans only, the Revolving Credit Lenders may amend this Agreement and the Revolving Credit Notes to extend the Revolving Credit Termination Date;

(e) no such waiver, and no such amendment, supplement or modification shall amend, modify or waive the order of application of prepayments and commitment reductions specified in subsection 4.4(a) or 4.4(b) without the written consent of the holders of at least 51% of each of (i) the Tranche A Commitments or, if the Tranche A Commitments are terminated, the aggregate unpaid principal amount of the Tranche A Term Loans, if any (which shall also be required for amendments modifications or supplements to subsection 4.4(c)), (ii) the aggregate unpaid principal amount of the Tranche B Term Loans, if any, and (iii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans (the Term Loans, Tranche A Commitments and the Revolving Credit Commitments of any Non-Funding Lender to be disregarded in determining such percentage at any time);

(f) no such waiver, and no such amendment, supplement or modification shall change the rights of the Tranche B Lenders to decline mandatory prepayments as

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provided in Section 4.4(f), without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans;

(g) no such waiver, and no such amendment, supplement or modification shall (i) amend the Consent and Agreement or (ii) amend the definition of "Additional Financing Event Condition" to reduce the amount of gross proceeds required to be received in connection therewith without, in each case, the prior written consent of the Supermajority Lenders.

Any such waiver and any such amendment, supplement or modification described in this subsection 11.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party and its Subsidiaries, the Lenders, the Administrative Agent and the Issuing Lender and all future holders of the Notes and the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent and Issuing Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower, the Administrative Agent, and as set forth in Schedule I in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

               The Borrower:   Independent Wireless One Corporation
                               319 Great Oaks Office Park
                               Albany, New York  12203
                               Attention: Solon Kandel
                               Telecopy: (518) 862-6033

             With a copy to:   Gibson, Dunn & Crutcher LLP
                               200 Park Avenue
                               New York, New York 10166
                               Attention: Janet Vance, Esq.
                               Telecopy: (212) 351-4035

The Administrative Agent and   The Chase Manhattan Bank Agent Bank
          Swing Line Lender:   Services
                               1 Chase Manhattan Plaza, 8th Floor
                               New York, New York 10081

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                                Attention: Gloria Javier
                                Telecopy: (212) 552-5700

             With a copy to:    The Chase Manhattan Bank
                                270 Park Avenue, 37th Floor
                                New York, New York 10017
                                Attention: Constance Coleman
                                Telecopy: (212) 270-1263

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 3.4, 3.5, 4.1, 4.2, 4.3 and 4.4 shall not be effective until received and, provided, further, that the failure to provide the copies of notices to the Borrower provided for in this subsection 11.2 shall not result in any liability to the Administrative Agent.

Section 11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

Section 11.5. Payment of Expenses and Taxes. The Borrower and agrees (a) to pay or reimburse the Administrative Agent, the Documentation Agent and the Senior Managing Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel (in addition to special counsel) to the Administrative Agent, the Documentation Agent and the Senior Managing Agents, (b) to pay or reimburse all of the reasonable expenses, including without limitation, reasonable fees and expenses of counsel, incurred by the Administrative Agent in connection with the administration of the facilities provided for herein or in connection with any amendments, waivers, work-outs or restructurings in respect thereof, (c) to pay or reimburse the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender and each Lender for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any

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Credit Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Documentation Agent, the Senior Managing Agents and each Lender incurred in connection with the foregoing and in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto, (d) to pay, indemnify, and to hold the Administrative Agent, the Documentation Agent, the Senior Managing Agents and each Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (e) to pay, indemnify, and hold the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender and each Lender and their respective Affiliates, officers, directors and trustees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender or the Lenders or such Affiliates, officers, directors or trustees (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender or any of the Lenders or such Affiliates, officers, directors or trustees is a party thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the Borrower, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries, or (y) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 11.5(d)(y) is intended to limit the Borrower's obligations pursuant to subsection 3.8) (all the foregoing, collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder with respect to indemnified liabilities of the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender or any Lender or any of their respective Affiliates, officers, directors and trustees arising from (i) the gross negligence or willful misconduct of the person seeking indemnification or (ii) legal proceedings commenced against the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender or Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender or any such Lender by any Transferee (as defined in subsection 11.6). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives (and shall cause the Borrower's Subsidiaries not to assert and to waive) all rights for contribution or any other rights of recovery with respect to all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses

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or disbursements of any kind or nature whatsoever, under or related to
Environmental Laws, that any of them might have by statute or otherwise against the Administrative Agent, the Documentation Agent, the Senior Managing Agents, the Issuing Lender or any Lender. The agreements in this subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

Section 11.6. Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Documentation Agent, the Senior Managing Agents, all future holders of the Notes and the Loans, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 11.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.10, 4.11 and 4.12 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of either all of the Lenders hereunder or all of the Lenders holding the relevant Term Loans or Revolving Credit Commitments subject to such participation.

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(c) Subject to paragraph (g) of this subsection 11.6, any Lender may, in the ordinary course of its commercial banking, lending or investment business and in accordance with applicable law, (i) at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Notes to any Lender or any Affiliate thereof, provided that, in the event of a sale of less than all of such rights and obligations, such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and
(ii) with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed) at any time and from time to time assign to one or more additional banks, mutual funds or financial institutions or entities (each, an "Assignee"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to clause (ii) of this subsection 11.6(c) shall be in a principal amount of $5,000,000 or more unless the Assigning Lender is transferring all of its rights and obligations and (B) in the event of a sale of less than all of such rights and obligations, such Lender after any such sale shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000 (or such lesser amount as the Administrative Agent and the Borrower may determine). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of the indemnification provisions set forth in subsection 11.5).

(d) The Administrative Agent, which for purposes of this subsection 11.6(d) only shall be deemed to be the agent of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender prior to the execution of such supplement and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower (no such assignment shall become effective unless and until so recorded); provided that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single $4,000 fee shall be payable for all such contemporaneous assignments. On or prior to such effective date, the Borrower at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any or all of the Term Loan Notes or Revolving Credit Notes of the assigning Lender, if any) new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of such Assignee (if requested) in an amount equal to the Revolving Credit Commitment or the Term Loans, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any Term Loans hereunder, new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or such Term Loans, as the case may be, retained by it hereunder (if requested). Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

(f) The Administrative Agent, the Documentation Agent, the Senior Managing Agents and the Lenders agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning the Borrower and its Subsidiaries and Affiliates. Notwithstanding the foregoing the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning Holdings, the Borrower and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower pursuant to the Credit Documents or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries prior to becoming a party to this Agreement; provided that each Lender shall cause its respective prospective Transferees to agree in writing to protect the confidentiality of any confidential information concerning Holdings, the Borrower and its Subsidiaries and Affiliates.

(g) If, pursuant to this subsection 11.6, any interest in this Agreement or any
Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer either (1) in the case of a Transferee that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the transferor

Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to the extent permitted by then-current law to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Borrower) a new Form W-8ECI or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of any Transferee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code,
(ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, to the Borrower), with a copy to the Administrative Agent, (A) a Subsection 4.11(d)(2) Certificate and (B) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, certifying to such Transferee's legal entitlement on the date of the effectiveness of such transfer to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower), to the extent legally entitled to do so, upon reasonable request by the transferor Lender (or, in the case of any Transferee registered in the Register, the Administrative Agent or the Borrower), to provide to the transferor Lender, the Administrative Agent and the Borrower such other forms as may be required to establish the legal entitlement of such Transferee to an exemption from withholding tax with respect to payments under this Agreement.

(h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

Section 11.7. Adjustments; Set-off. (a) If any relevant Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 9, or otherwise) in a greater proportion than any such payment to and collateral received by any other relevant Lender, if any, in respect of such other relevant Lender's Loans or L/C Participating Interests, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other relevant Lenders such portion of each such other relevant Lender's Loans or L/C Participating Interests, as the case may be, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the relevant Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Borrower notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; the issuance of any execution against any substantial portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or the issuance of a warrant of attachment against any substantial portion of the property of; the Borrower to set off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, the Borrower hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender, subject in each case to subsection 11.7(a) of this Agreement. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Agreement shall become effective with respect to the Borrower, the Administrative Agent, the Documentation Agent and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Borrower, the Administrative Agent, the Documentation Agent and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

Section 11.9. Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in subsection 11.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

Section 11.10. Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.

Section 11.11. Releases. The Administrative Agent and the Lenders agree to cooperate with the Borrower and its Subsidiaries with respect to any sale or other disposition permitted by subsection 8.5 and promptly take such action and execute and deliver such instruments and documents necessary or appropriate to release the liens and security interests created by the Security Documents relating to any of the assets or property affected by any such sale permitted by subsection 8.5. including, without limitation, any Uniform Commercial Code amendment, release or termination or partial release or termination statements.

Section 11.12. Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Borrower for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such other Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans or the obligations in respect of the other Credit Documents by the Borrower or in any other event, earned interest on the Loans and such other obligations of the Borrower may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loans or such other obligations, be either refunded to the Borrower or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

Section 11.13. Special Indemnification . Notwithstanding any provision in this Agreement to the contrary, (A) each Lender, or Transferee of any Lender pursuant to subsection 11.6(g) of this Agreement, shall indemnify the Borrower and the Administrative Agent, and hold each of them harmless against any and all payments, expenses or taxes which the Borrower or the Administrative Agent may become subject to or obligated to pay if and to the extent that, (i) on the Effective Date or the effective date of transfer, as the case may be, such Lender, or such Transferee of a Lender pursuant to subsection 11.6(g) of this Agreement, (a) makes the representation and covenants set forth in subsection 4.11(d)(2) of this Agreement, or, in the case of a Transferee, pursuant to subsection 11.6(g)(2) of this Agreement and the Assignment and Acceptance, and
(b) is not in fact also qualified to make the representation and covenants set forth in subsection 4.11(d)(1) of this Agreement or, in the case of a Transferee, pursuant to subsection 11.6(g)(2) of this Agreement and the Assignment and Acceptance, and (ii) as a result of any Change in Law or compliance by such Lender, or Transferee, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority the Borrower or the Administrative Agent is required to make any additional payments on account of U.S. withholding taxes and amounts related thereto with respect to any payments under this Agreement, any Note, or a Eurodollar Loan, made prior to such Change in Law or request or directive, none of which payments would have been required if such Lender, or Transferee, was qualified on the Effective Date or the date of the transfer, as the case may be, to make the representation and covenants set forth in subsection 4.11(d)(1) of this Agreement or pursuant to subsection 11.6(g)(1) of this Agreement and the Assignment and Acceptance, as the case may be, and (B) each Lender, or Transferee, agrees that to the extent any amount payable by such Lender or Transferee pursuant to this subsection
11.13 remains unpaid on any Interest Payment Date or the date on which any prepayment is made, the Borrower shall have the right to set-off against any payment due to such Lender or Transferee on such date any amounts owing to the Borrower pursuant to this subsection 11.13.

Section 11.14. Permitted Payments and Transactions. Notwithstanding any provision to the contrary contained in this Agreement, the Borrower and its Subsidiaries shall be permitted to make payments (including fees and expenses) pursuant to or in respect of, the following agreements, and, in the case of clauses (a) and (d) below, to engage in the following transactions: (a)(i) the Agreement for Management and Advisory Services, between Investcorp International, Inc. ("III") and the Borrower dated as of the date hereof, (ii) the Loan Financing Advisory Agreement between III and the Borrower dated as of October 6, 1999, (iii) the Asset Purchase Agreement, (iv) the Stock Exchange Agreement dated as the date hereof and (v) the Fee Letter between Holdings and Odyssey Investment Partners, LLC dated as of the date hereof; (b) agreements with any Person or Persons providing for the payment of customary fees in connection with serving as a director of Holdings the Borrower or any Subsidiary of the Borrower; (c) agreements providing for the payment of commercially reasonable fees in connection with any permitted financing, refinancing, sale, transfer, sale and leaseback or other permitted disposition of any assets of the Borrower or its Subsidiaries; (d) the borrowing of any Indebtedness to the extent, and upon the terms and conditions, the same is expressly permitted under subsection 8.1; and (e) agreements providing for commercially reasonable fees in connection with any permitted purchase or acquisition of stock or assets by the Borrower or any of its Subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                      INDEPENDENT WIRELESS ONE CORPORATION,

                              By: /s/    Solon Kandel
                                  ----------------------------------------
                                  Name:  Solon Kandel
                                  Title: President and Chief
                                         Executive Officer

THE CHASE MANHATTAN BANK, as Administrative Agent, Issuing Lender and a Lender,


                            By: /s/    Robert Anastasio
                                -------------------------------------------
                                Name:  Robert Anastasio
                                Title: Vice President

UBS AG, Stamford Branch, as Documentation Agent and a Lender,


                            By: /s/    Robert Parson
                                -------------------------------------------
                                Name:  Robert Parson
                                Title: Managing Director


                            By: /s/    Michael Y. Leder
                                -------------------------------------------
                                Name:  Michael Y. Leder
                                Title: Executive Director
                                       Leveraged Finance

FIRST UNION NATIONAL BANK, as Senior Managing Agent and a Lender,


                         By: /s/    Robert H. Johnson Jr.
                             -------------------------------------------
                             Name:  Robert H. Johnson Jr.
                             Title: Vice President

PARIBAS, as Senior Managing Agent and a Lender,


                         By: /s/    Lynne S. Randal
                             -------------------------------------------
                             Name:  Lynne S. Randal
                             Title: Managing Director


                         By: /s/    Sean M. Faherty
                             -------------------------------------------
                             Name:  Sean M. Faherty
                             Title: Vice President

DLJ CAPITAL FUNDING, INC., as a Lender,


                         By: /s/    Eric Swanson
                             -------------------------------------------
                             Name:  Eric Swanson
                             Title: Managing Director

CHASE SECURITIES, INC., as Book Manager and Lead Arranger,


                         By: /s/    Robert Anastasio
                             -------------------------------------------
                             Name:  Robert Anastasio
                             Title: Vice President

Schedule I to the Credit Agreement

Lenders and Commitments

                                   Tranche A            Tranche B         Total
          Revolving Credit         Term Loan            Term Loan
          Commitment               Commitment           Commitment

                                                              Schedule II to the
                                                              Credit Agreement
--------------------------------------------------------------------------------


                                           Pricing Grid

                        Applicable Margin                                  Applicable Margin
                      for Eurodollar Loans                                   for ABR Loans
                      --------------------                                   -------------
---------------------------------------------------------------------------------------------------
        Leverage Ratio            Revolving Credit and Tranche A     Revolving Credit and Tranche A
                                            Term Loans                         Term Loans
---------------------------------------------------------------------------------------------------
10.0x                                         3.00%                              2.00%
---------------------------------------------------------------------------------------------------
8.0x                                          2.75                               1.75
---------------------------------------------------------------------------------------------------
7.0x                                          2.50                               1.50
6.0x                                          2.25                               1.25
5.0x                                          2.00                               1.00
4.0x                                          1.75                               0.75
4.0x                                          1.50                               0.50

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of February 24, 2003, is intended to modify the Employment Agreement, dated as of November 1, 2001 and amended on March 8, 2002 (the "Agreement of Employment"), among US Unwired Inc., a Louisiana corporation ("Company"), and Michael D. Bennett (the "Executive").

                                    RECITALS

         WHEREAS, the Company and the Executive desire to amend the Agreement of Employment in the manner set forth below.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the parties hereto agree as follows:

         Section 1. Effective immediately, the last paragraph in Section 5(a) of the Agreement of Employment is hereby replaced and amended to read as follows:

                           "If, during the Employment Period the Executive shall
                  terminate employment for Good Reason as defined in Section 4(c)(vi) then the Executive shall not be entitled to receive those benefits as set forth in Section 5(a)(i)B, but shall receive in addition to the benefits set forth in Sections 5(a)(i)A and 5(a)(ii)-5(a)(vi) hereof, a lump sum in cash within 30 days after the Date of Termination equal to the product of (x) 2 and (y) the product of (I) Annual Base Salary and (II) fifty percent (50%)."

         Section 2.

         (a) This Amendment may be executed in two or more counterparts, each of which will be deemed an original but which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

         (b) All references to Sections in this Amendment refer to Sections of this Amendment, unless otherwise expressly provided for.

         (c) All other provisions of the Agreement of Employment not amended hereby will remain in full force and effect.

                            [signature page follows]

         IN WITNESS WHEREOF, US Unwired Inc. have caused this Amendment to be signed by its respective officer hereunto duly authorized, and the Employee has hereunto set his hand, effective as of the day and year first above written.

                               US Unwired, Inc.

                               By:   Robert Piper/S
                                     ---------------
                               Name: Robert Piper
                               Title:C.E.O

                               EMPLOYEE

                               Michael D. Bennett/S
                               --------------------
                               Michael D. Bennett

                                   AMENDMENT
                                       TO
                            AGREEMENT OF EMPLOYMENT

This AMENDMENT TO AGREEMENT OF EMPLOYMENT (this "Amendment"), dated as of December 19, 2001, is intended to modify the Agreement of Employment, dated as of April 9, 2000, as amended as of November 15, 2000 (the "Agreement of Employment"), among Independent Wireless One Corporation, a Delaware corporation ("IWO"), IWO Holdings, Inc., a Delaware corporation ("Holdings" and together with IWO, the "Corporation") and Steven M. Nielsen (the "Employee"), as modified by the Letter Agreement, dated September 20, 2000, among Holdings, IWO and the Employee.

                                    RECITALS

WHEREAS, the Corporation and the Employee desire to amend the Agreement of Employment in the manner set forth below.

                                   AGREEMENTS

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the parties hereto agree as follows:

Section 1. Effective immediately prior to and subject to the consummation of a Saints Merger (as defined in Section 2(b) hereof):

(a) Section 1 of the Agreement of Employment is hereby amended by replacing the words "until December 31, 2002" therein with the words "until December 31, 2003".

(b) Section 3(a) of the Agreement of Employment is hereby amended by replacing the first sentence thereof with the following sentence:

"The Corporation will pay the Employee during the term hereof for all services to be rendered hereunder a basic salary at the rate of two hundred thousand dollars ($200,000) per annum from the Effective Date through November 15, 2000; two hundred seventy-five thousand dollars ($275,000) per annum from November 16, 2000 through December 31, 2001; two hundred eighty-five thousand dollars ($285,000) per annum from January 1, 2002 to December 31, 2002; and two hundred ninety-five thousand dollars ($295,000) per annum from January 1, 2003 to December 31, 2003.

(c) Section 7(b)(iii) of the Agreement of Employment is hereby amended by replacing the last sentence thereof with the following sentence:

"In the event that this Agreement is terminated pursuant to this subparagraph
(iii), Employee shall be entitled to payment on the Effective Termination Date of an amount equal to (A) the basic salary that would be due under paragraph 3(a) for the twelve (12) month period following the Effective Termination Date, calculated as if the Employee were employed for such twelve (12) month period; plus (B) such cash bonus compensation prorated to the Effective Termination Date otherwise due Employee pursuant to paragraph 3(b); and (C) the benefits to be paid to Employee pursuant to paragraph 3(c), 3(d) and 3(e) prorated to the Effective Termination Date."

Section 2.

(a) You agree that in the case of a Saints Merger, the obligations of the parties under the Agreement of Employment with respect to Section 2(a) thereof will be satisfied if you (i) serve as Chief Operating Officer of the entity ("Parent") issuing shares of its capital stock in connection with such Saints Merger and (ii) perform duties as are appropriate to such office and not inconsistent therewith as may be assigned to you by the Chief Executive Officer of Parent and as presented to the board of directors of Parent for informational purposes.

(b) "Saints Merger" means a transaction that (i) results in (x) the merger, consolidation or amalgamation or other business combination of Holdings with or into the entity referred to by Holdings as "Saints" or a wholly-owned subsidiary of Saints of (y) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holding and its subsidiaries, considered as a whole, to Saints and (ii) closes prior to the date occurring 181 days after the signing of a definitive agreement for such transaction.

Section 3. This Amendment shall not be effective unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended, is obtained.

Section 4.

(a) This Amendment may be executed in two or more counterparts, each of which will be deemed an original but which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

(b) All references to Section in this Amendment refer to Sections of this Amendment, unless otherwise expressly provided for.

(c) All other provisions of the Agreement of Employment not amended hereby will remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, IWO and Holdings have caused this Amendment to be signed by their respective officers hereunto duly authorized, and the Employee has hereunto set his hand, effective as of the day and year first above written.

                            INDEPENDENT WIRELESS ONE
                                   CORPORATION

                         By: /s/ Timothy J. Medina
                            -------------------------------
                         Name: Timothy J. Medina
                         Title: Chief Financial Officer


                               IWO HOLDINGS, INC.

                        By: /s/ Timothy J. Medina
                           --------------------------------
                         Name: Timothy J. Medina
                         Title: Chief Financial Officer


                                    EMPLOYEE

                        /s/ Steven M. Nielsen
                        -----------------------------------
                        Steven M. Nielsen